UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☒	Definitive Proxy Statement
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BRT APARTMENTS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
(516) 466-3100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 8, 2022
The annual meeting of stockholders of BRT Apartments Corp., a Maryland corporation (“we”, “us”, “our”, or the “Company”) will be held at our offices, located at 60 Cutter Mill Road, Great Neck, NY on Wednesday, June 8, 2022, at 9:00 a.m., local time, to consider and vote on the following matters:
1.
The election of (i) four Class II Directors, each to serve until the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualifies and (ii) one Class III Director to serve until the 2023 Annual Meeting of Stockholders and until her successor is duly elected and qualifies;

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;
3.	A proposal to approve BRT Apartments Corp. 2022 Incentive Plan; and
4.	Any other business properly brought before the meeting.
The Board of Directors recommends that you vote “FOR” the election of each of the nominees listed in the accompanying proxy statement and “FOR” proposals 2 and 3.
Holders of record of our common stock at the close of business on March 31, 2022 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
It is important that your shares be represented and voted at the meeting. To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.
By order of the Board of Directors

S. Asher Gaffney

Corporate Secretary
Great Neck, New York
April 21, 2022

BRT APARTMENTS CORP.
PROXY STATEMENT
GENERAL
Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2022 annual meeting of stockholders of BRT Apartments Corp. The meeting will be at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Wednesday, June 8, 2022. The proxies will be voted at the meeting and at any adjournments or postponements. All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with your directions, unless the proxy is properly revoked before the meeting.
In this proxy statement, we refer to BRT Apartments Corp. as “BRT,” “we,” “our,” “us,” “our company,” to our Board of Directors as the “board of directors” or “board”, and to our shares of common stock as “common stock” or “shares.” Our telephone number is (516) 466-3100.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What is the purpose of the annual meeting?
At our annual meeting, stockholders will consider and vote on the following matters:
•
the election of (i) four Class II directors to hold office until the 2025 annual meeting and until their respective successors are duly elected and qualify and (ii) one Class III director to hold office until the 2023 annual meeting and until her successor is duly elected and qualifies;

•	ratification of the appointment of Ernst &Young LLP, or E&Y, as our independent registered public accounting firm for the year ending December 31, 2022;
•	a proposal to approve the BRT Apartments Corp. 2022 Incentive Plan, which we refer to as the “Plan” or the “2022 Incentive Plan”; and
•	such other matters as may properly come before the meeting.
How does the Board recommend I vote at the Annual Meeting?
Our Board recommends that you vote:
•	“FOR” the election of each of the nominees listed in this proxy statement as a director (each, a “nominee” and collectively, the “nominees”);
•	“FOR” the proposal to ratify the appointment of E&Y as our independent registered public accounting firm for the year ending December 31, 2022; and
•	“FOR” the approval of the BRT Apartments Corp. 2022 Incentive Plan.
The persons named as proxies will vote in their discretion or any other matter properly brought before the annual meeting.
Who is entitled to vote?
We are mailing this proxy statement on or about April 25, 2022 to holders of record of our common stock as of the close of business on March 31, 2022, which we refer to as the “record date”. The record date was established by our board. Stockholders of record as of the close of business on the record date are entitled to notice of and to vote their shares at the meeting. At the close of business on the record date, there were 18,566,603 shares of common stock outstanding and entitled to vote. Each outstanding share of common stock entitles the holder to cast one vote on each matter considered at the meeting. Shares of our common stock constitute our only outstanding class of voting securities and will vote as a single class on all matters to be considered at the annual meeting.

What constitutes a quorum?
A quorum is the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting on any matter. In order to carry on the business at the meeting, holders of a majority of our outstanding shares must be present in person or by proxy. This means that at least 9,283,302 shares of common stock must be present at the meeting, either in person or by proxy, to constitute a quorum. Generally, action cannot be taken at the meeting unless a quorum is present.
Abstentions and brokers non-votes, as described herein, will be considered present for the purpose of determining the presence of a quorum.
How do I vote?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., LLC, you are considered the stockholder of record with respect to those shares and the proxy card was sent directly to you by the transfer agent. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:
•	Vote online. You may vote www.voteproxy.com online at vote online, you must have your control number provided in the proxy card.
•	Vote by telephone. You may vote by telephone by calling 1-800-PROXIES (1-800-776-9437). To vote by telephone, you must have the control number provided in your proxy card.
•	Vote by regular mail. If you would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
•	Vote by attending the meeting in person.
Proxies submitted over the internet, by telephone or by mail must be received by 11:59 p.m. New York City time, on June 7, 2022. If you vote by telephone or via the internet, it is not necessary to return your proxy card.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization (collectively, an “Agent”), then you are the beneficial owner of shares held in “street name,” and a voting instruction form was forwarded to you by your Agent. As a beneficial owner, you have the right to instruct your Agent on how to vote the shares held in your account. You should instruct your Agent how to vote your shares by following the voting instructions provided by the Agent. If you wish to vote in person at the annual meeting, you must obtain a legal proxy from your Agent.
How will my shares be voted?
If you are a stockholder of record as of the close of business on the record date and you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card “FOR” each of the nominees listed in this proxy statement. “FOR” the proposal to ratify the appointment of E&Y as our independent registered public accounting firm for the year ending December 31, 2022 and “FOR” the proposal to approve the 2022 Incentive Plan. If you are a stockholder of record as of the close of business on the record date and you return the signed proxy card, the proxy holders may vote in their discretion with respect to any other matters that properly come before the meeting. If any nominee named in this proxy statement is unwilling or unable to serve as a director, our board may nominate another individual for election as a director at the annual meeting, and the persons named as proxy holders will vote “FOR” the election of any substitute nominee.
If you are a stockholder of record as of the close of business on the record date and you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting with the properly executed and marked proxy card. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company, LLC.

If my shares are held in “street name” by my Agent, will the Agent vote my shares without specific instructions from me?
Not in most circumstances. In the absence of your voting instructions, your Agent may only vote your shares in its discretion on “routine matters” and your Agent may not vote your shares on proposals that are not “routine.” We believe that the proposal to ratify the selection of E&Y is a routine matter on which your Agent can vote on your behalf if you do not furnish voting instructions. All of the other proposals may be considered non-routine matters so your Agent may not be entitled to vote your shares on these proposals without your instructions. A broker non-vote occurs when an Agent does not vote on a particular proposal because the Agent does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. If you hold your shares in street name and do not give your Agent specific voting instructions on the election of directors, your shares will not be voted on those items, and a broker non-vote will occur. If your shares are held in “street name” by your Agent, you should follow the directions provided by your Agent in order to instruct them to how to vote your shares.
Is my vote important?
If you do not submit a proxy or vote in person at the annual meeting, it may be more difficult for us to obtain the necessary quorum to hold the annual meeting.
How many votes are needed to approve each of the proposals assuming that a quorum is present at the annual meeting?
The affirmative vote of a majority of the total votes cast “for” and “against” as to a nominee is required for the election of such nominee as director. Abstentions, if any, and broker non-votes, will not be counted as votes cast and will have no effect on the results of the election of any director.
The affirmative vote of a majority of all of the votes cast on the proposal is required to ratify the selection of E&Y and to approve the 2022 Incentive Plan. For purpose of such votes, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote on either proposal. Agents are not prohibited from voting shares held in street name in their discretion on the proposal relating to the selection of E&Y, and we do not expect to receive any broker non-votes on this proposal.
Who will count the vote?
A representative of our transfer agent, American Stock Transfer and Trust Company, LLC, or another person designated by or at the direction of our board, will tabulate the votes and act as inspector of elections.
Can I revoke my proxy before it is exercised?
If you hold stock directly in your name, you can revoke your proxy at any time before it is voted at the annual meeting by filing a written revocation with our Office of the Corporate Secretary, or delivering to American Stock Transfer and Trust Company, LLC a properly executed proxy bearing a later date. You may also revoke your proxy with a timely and valid later telephone or Internet vote or by attending the meeting and voting in person. If not so revoked, the shares represented by such proxy will be voted.
If your shares are held in the name of an Agent, you must contact the Agent and comply with its procedures if you want to revoke or change the instructions that you previously provided to the Agent. Attendance at the meeting will not by itself automatically revoke a previously granted proxy.
Who is soliciting my vote and who pays the cost?
We are soliciting proxies and will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our and our affiliates full-time and part-time employees, we will request Agents and other stockholders of record to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares and to request instruction on how to vote the shares. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to stockholders. We have retained DF King for a fee of $6,000 and the reimbursement of certain expenses, to aid in the solicitation of proxies from our stockholders. To the extent necessary in order to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of communication or electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.
What is householding?
Stockholders who share the same address and last name may receive only one copy of the proxy materials unless we, in the case of stockholders of record, or such stockholder’s broker, bank or nominee, in the case of stockholders whose shares are held in street name, receive contrary instructions. This practice, known as “householding,” is designed to reduce printing and mailing costs. Stockholders desiring to discontinue householding and receive a separate copy of the proxy materials, may (1) if their shares are held in street name, notify their broker, bank or nominee or (2) if they are stockholders of record, direct a written request to: BRT Apartments Corp., 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attn: Office of the Corporate Secretary.
When are stockholder proposals due for the 2023 annual meeting?
We expect that our 2023 annual meeting of stockholders will be held in June 2023.
Our bylaws require that we be given advance written notice of nominations for election to our board and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Office of the Corporate Secretary must receive such notice, as well as the information and other materials required by our bylaws, at our principal executive office not later than 5:00 PM, Eastern Time, on December 26, 2022 and no earlier than November 26, 2022 for matters or nominations to be properly presented at the 2023 annual meeting of our stockholders.
Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2023 annual meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by the Office of the Corporate Secretary at the address set forth on the cover page of this proxy statement no later than December 26, 2022. Any proposal should be addressed to the Office of the Corporate Secretary and may be included in next year’s proxy materials for our 2023 annual meeting of stockholders only if such proposal complies with the rules and regulations promulgated by the Securities and Exchange Commission, which we refer to as the “SEC.” We are not required to include in our proxy statement or our proxy card relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
What other information about us is available?
Stockholders can call (516) 466-3100 or write to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Office of the Corporate Secretary, to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.brtapartments.com. Our 2021 Annual Report to Stockholders accompanies this proxy statement.

GOVERNANCE OF OUR COMPANY
General
Our business, property and affairs are managed by or under the direction of our board and its committees. Directors are kept informed about our business through discussions with our chairman, our chief executive officer and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. During 2021, the board held five meetings, and each director attended at least 75% of the aggregate number of meetings of the board and all committees on which such director served during such periods. We typically schedule a board meeting in conjunction with our annual meeting of stockholders and encourage our directors to attend such meeting in person—due to the COVID-19 pandemic and the requirements for social distancing, 40% of our directors attended our 2021 annual meeting of stockholders in person.
Code of Business Conduct and Ethics
We have adopted an amended and restated code of business conduct and ethics, which we refer to as the “Conduct Code”, that applies to all of our directors, officers and employees. The Conduct Code covers a variety of topics, including conflicts of interest, confidentiality of information, and compliance with laws and regulations. See “Additional Information and Notice of Internet Availability” to obtain access for or copies of our Conduct Code. During 2021, there were no waivers of the provisions of the Conduct Code with respect to any of the persons subject thereto. We will post any amendments to, or waivers of, the Conduct Code on our website.
Risk Oversight
Management is responsible for the day-to-day management of risks we face. Our board has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. Our audit committee oversees risk policies and processes related to our financial statements, financial reporting processes and liquidity risks; our nominating and corporate governance committee, which we refer to as the “nominating committee,” oversees corporate governance risks; and our compensation committee oversees risks relating to remuneration of our officers and employees. The compensation committee does not believe that the compensation programs which are in place give rise to any risk that is reasonably likely to have a material adverse effect on us.
A portion of each quarterly meeting of the audit committee is devoted to reviewing the status of our properties and other matters (including related party transactions) which might have a material adverse impact on current or future operations. An executive officer reports to the committee regarding the activities of our disclosure controls and procedures committee – this committee is comprised primarily of the individuals responsible for our financial and regulatory reporting, meets approximately four times a year and is responsible for identifying areas of risk and in particular, risks with respect to disclosure controls and internal controls over financial reporting. In addition, an executive officer, our internal auditor and the independent registered public accounting firm reviewing or auditing, as the case may be, our financial statements, reports to the committee with respect to our compliance with our internal control policies in order to ascertain that no failures of a material nature have occurred. This process assists the audit committee in overseeing the risks related to our financial statements and the financial reporting process.
At board meetings, the directors review significant risk issues brought to their attention by management and committees of the board.
Leadership Structure
Our company is led by Israel Rosenzweig, Chairman of our Board, whom we refer to as our Chairman, and Jeffery A. Gould, President and Chief Executive Officer, whom we refer to as our Chief Executive Officer. The board believes that: (i) separating the role of Chairman and Chief Executive Officer is the most appropriate structure at this time because it makes the best use of the abilities of Messrs. Rosenzweig and Gould; and (ii) this leadership structure provides appropriate risk oversight of our activities.
Committees of the Board
Our board has three standing committees: audit, compensation and nominating. The board has adopted charters for these committees which require that they be comprised of at least three independent directors and, in the case of the audit committee, also requires that at least one member of such committee qualify as a “financial expert.” All of the members of each committee were independent during their period of service on such committee and in the case of the audit committee, each such member was also financially literate. The board has also adopted corporate governance guidelines that address the make-up and functioning of the board and its committees. See “Additional Information and Notice of Internet Availability” to obtain access for or copies of our corporate governance guidelines and committee charters.
The table below provides membership and meeting information for each of our committees for 2021:
Name	Audit	Compensation	Nominating
Alan H. Ginsburg		✓
Louis C. Grassi	Chair*		✓
Gary Hurand	✓		Chair
Jeffrey Rubin		Chair
Jonathan H. Simon		✓
Elie Weiss	✓		✓
Number of Meetings	5	9	2
*	Audit committee financial expert.
Audit Committee
This committee is responsible for assisting the board in overseeing, among other things, (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualification and independence, (iv) the performance of the accounting firm performing our internal control audit function, and (v) the preparation of the audit committee report required by the SEC for inclusion in this proxy statement. This committee is also responsible for the selection and engagement of our independent registered public accounting firm and for approving related party transactions.
Compensation Committee
This committee reviews and makes recommendations and/or determinations with respect to the salaries, bonuses and stock awards of our directors and full-time named executive officers.
Nominating Committee
This committee’s principal responsibilities include proposing a slate of nominees for election to the board at the annual meeting of stockholders, recommending committee assignments, making recommendations with respect to the independence of each director and nominee for directors identifying and recommending candidates to fill vacancies on the board or committees thereof, overseeing board performance evaluations, proposing slate of officers for election at the annual meeting of the board, and monitoring corporate governance matters, including overseeing our corporate governance guidelines.
Director Qualifications
The board believes that it should be comprised of directors with complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to us. Our nominating committee considers the personal and professional attributes and the business experience of each candidate for director to promote diversity of expertise and experience among our directors. Additionally, directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.
When considering candidates for director, the nominating committee will take into account various factors, including the following:
•	the candidate’s ability to qualify as an independent director;
•	whether the candidate has relevant business experience;
•	the candidate’s judgment, skill, integrity and reputation;

•	whether the candidate has a background in accounting or finance or other skills deemed relevant by the board; and
•	the size and composition of the existing board.
The nominating committee will consider candidates for director suggested by stockholders, applying the criteria for candidates described above, and considering the additional information referred to below. Stockholders wishing to suggest a candidate for nomination for election as a director should write to the Office of the Corporate Secretary and include:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;
•	the name of and contact information for the candidate;
•	a statement of the candidate’s business and educational experience;
•	information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;
•	a statement detailing any relationship between the candidate and any of our competitors;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
When seeking candidates for director, the nominating committee may solicit suggestions from management, incumbent directors or others. The committee or its chairperson will interview a candidate if it is believed the candidate might be suitable to be a director. The nominating committee may also ask the candidate to meet with management.
The nominating committee generally intends to recommend that the Board nominate incumbent directors who the committee believes will continue to make important contributions to us, inasmuch as the committee believes that the continuing service of qualified incumbents promotes stability and continuity, giving us the benefit of the familiarity and insight into our affairs that such directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body.
Independence of Directors
The Board affirmatively determined that for the purposes of the corporate governance requirements of the New York Stock Exchange and applicable SEC requirements, each of (i) Carol Cicero, Alan H. Ginsburg, Louis C. Grassi, Gary Hurand, Jeffrey Rubin, Jonathan H. Simon and Elie Weiss, constituting approximately 64% of our directors, and (ii) the members of our audit, compensation and nominating committees, are independent. The Board based these determinations primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, discussions with directors and relevant facts and circumstances provided to management of any relationships bearing on the independence of a director.
In evaluating independence, the board applied the independence standards of Sections 303A.01 and 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”), as well as our categorical independence standard included in our corporate governance guidelines. The board also applied, with respect to the: (i) audit committee, the independence standards imposed by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A.07(a) of the NYSE Manual, and (ii) compensation committee, the independence standards imposed by Rule 10C-1 promulgated under the Exchange Act and Section 303A.02(a)(ii) of the NYSE Manual. See “Additional Information and Notice of Internet Availability of Proxy Materials” for information about accessing our corporate governance guidelines.
In evaluating Gary Hurand’s independence, the Board was aware that a family entity in which his wife has a significant interest owns a preferred limited partnership interest in Gould Investors L.P. with a stated redemption value of approximately $2.9 million and that Mr. Hurand and several of his family members and their affiliates have invested an aggregate of approximately $1.1 million in investment funds managed by affiliates of Gould

Investors. In concluding that Mr. Hurand is independent, the Board took into account, among other things, the limited voting rights associated with these interests and that no member of the Hurand family, including Mr. Hurand, has any management involvement in Gould Investors. Gould Investors is a significant stockholder of ours and is primarily engaged in the ownership and operation of real estate properties held for investment. See “Certain Relationships and Related Transactions.”
In evaluating Ms. Cicero’s independence, the Board was aware that she had previously been employed by a company that performs property management services for several of our multi-family properties. The Board concluded that Ms. Cicero was nonetheless independent as she is no longer employed by the property manager and does not have a continuing relationship with them.
Compensation of Directors
The following table sets forth the cash compensation payable in 2021 to the directors for service on the board and its committees, all of whom, except as indicated in footnote 2 below, are non-management directors (i.e., those directors who are not employees or officers of ours or our affiliates):
		Committee
	Board	Audit	Compensation	Nominating
Annual retainer(1)	$23,000	$5,750	$4,600	$3,450
Presence in-person at meeting	1,450	1,150	1,150	1,150
Presence by telephone at meeting	875	875	875	875
Chairman’s annual retainer(1)	280,900(2)	11,500	9,200	4,600
(1)	The committee chairman receives the annual retainer and the annual retainer for serving as chairman of such committee.
(2)
Reflects the compensation paid to Israel Rosenzweig, a management director, for his service as chairman of our board. See “Executive Compensation—Chairman of the Board’s Compensation” and “Certain Relationships and Related Transactions.”

In addition, in 2021, each non-management director was awarded 4,000 shares of restricted stock under our 2020 Incentive Plan. The restricted stock has a five-year vesting period, subject to acceleration upon the occurrence of specified events, during which period the owner is entitled to vote and receive distributions, if any, on such shares. Non-management directors who reside outside of the local area in which our executive office is located are reimbursed for travel expenses incurred in attending Board and committee meetings.
The following table sets forth the cash and non-cash compensation paid to our directors for their service in such capacity in 2021, all of whom, except for Israel Rosenzweig, are non-management directors:
	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Alan H. Ginsburg	2021	35,475	61,160	—	96,635
Louis C. Grassi	2021	51,225	61,160	—	112,385
Gary Hurand	2021	44,950	61,160	—	106,110
Israel Rosenzweig	2021	280,900(3)	552,795(4)	—(5)	833,695
Jeffrey Rubin	2021	41,475	61,160	—	102,635
Jonathan H. Simon	2021	36,325	61,160	—	97,485
Elie Weiss	2021	39,200	61,160	—	100,360
(1)
This table does not reflect: (a) the compensation we paid Jeffrey A. Gould, our President, Chief Executive Officer and a director; Fredric H. Gould, a director; and Matthew J. Gould, an executive officer and director; and (b) compensation paid to Fredric H. Gould, Matthew J. Gould and Israel Rosenzweig by Majestic Property Management Corp. (“Majestic Property”), which is wholly-owned by Fredric H. Gould. See “Executive Compensation—Summary Compensation Table” and “Certain Relationships and Related Transactions” for information regarding the compensation paid these individuals.

(2)
Represents the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic 718 – Stock Compensation, which we refer to as “ASC Topic 718”. Generally, the aggregate grant date fair value is the amount that we expect to expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by these directors.

(3)	Reflects the retainer paid for serving as Chairman of the Board.
(4)
Reflects the grant date fair value of 14,803 shares of restricted stock that vest in five-years subject to maintaining a relationship with us during such period and 10,412 shares subject to restricted stock units, which we refer to as RSUs, (excluding the peer group adjustment as described in “Executive Compensation – Grant of Plan Based Awards”) that vest in three-years subject to the satisfaction of performance and/or market conditions.

(5)	Excludes fees for Services (as defined in “Executive Compensation—General”) of $60,800 for 2021. See “Executive Compensation—General” and “Certain Relationships and Related Transactions.”
The table below shows the aggregate number of unvested stock awards held by the named directors and the value thereof as of December 31, 2021:
Name	Unvested Stock Awards (#)	Market Value of Unvested Stock Awards ($)(1)
Alan H. Ginsburg(2)	19,350	464,207
Louis C. Grassi(2)	19,350	464,207
Gary Hurand(2)	19,350	464,207
Israel Rosenzweig(3)	38,068	913,251
Jeffrey Rubin(2)	19,350	464,207
Jonathan H. Simon(2)	19,350	464,207
Elie Weiss(2)	19,350	464,207
(1)	The closing price on the NYSE on December 31, 2021 for a share of our common stock was $23.99.
(2)	In January 2022, March 2023, and January 2024, 2025 and 2026, 3,625 shares, 3,625 shares, 3,900 shares, 4,200 shares and 4,000 shares are scheduled to vest, respectively.
(3)
Mr. Rosenzweig is the Chairman of the Board of our company. In January 2022, March 2023, January 2024 and 2025 and January and June 2026, his 3,450 shares, 3,163 shares, 3,185 shares, 3,055 shares, 2,803 and 12,000 shares are scheduled to vest, respectively. In March 2024, 10,412 shares (excluding the peer group adjustment) underlying RSUs, are scheduled to vest, subject to satisfaction of market and/or performance conditions. The recipient is also entitled to dividend equivalents for each share subject to RSUs that vests. Dividend equivalents represent the cumulative dividends that would have been paid on the shares that vest had such shares been outstanding from the grant date of the RSUs. See “Executive Compensation – Components of Executive Compensation—Long-Term Equity and Long-Term Equity Incentive Awards”, “Executive Compensation–Outstanding Equity Awards at Fiscal Year-End” and note 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”).

Non-Management Director Executive Sessions
In accordance with New York Stock Exchange listing standards, our non-management directors meet regularly in executive sessions without management. The person who presides over executive sessions of non-management directors is one of the committee chairmen. To the extent practicable, the presiding director at the executive sessions is rotated among the chairmen of the Board’s committees.
Communications with Directors
Stockholders and interested persons who want to communicate with our board or any individual director can write to:
BRT Apartments Corp.
60 Cutter Mill Road, Suite 303
Great Neck, NY 11021
Attention: Office of the Corporate Secretary
Your letter should indicate that you are a stockholder of BRT Apartments Corp. Depending on the subject matter, the Office of the Corporate Secretary will:
•	Forward the communication to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly; for example where it is a request for information about our company or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each Board meeting, the Secretary will present a summary of communications received, if any, since the last meeting and make those communications available to the directors on request.
In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to “Non-Management Directors” at the address set forth above. Please note that the envelope should contain a clear notation that it is confidential.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
STOCKHOLDERS, DIRECTORS AND MANAGEMENT
The following table sets forth information concerning our shares owned as of the close of business on March 31, 2022 by (i) each person beneficially owning five percent or more of our outstanding shares, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group:
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Carol Cicero	—	*
Alan H. Ginsburg	54,230	*
Fredric H. Gould(2)	421,448	2.3
Jeffrey A. Gould(3)	3,510,944	18.9
Matthew J. Gould(4)	3,491,329	18.8
Mitchell Gould	191,862	1.0
Louis C. Grassi	59,793	*
Gary Hurand(5)	377,923	2.0
David W. Kalish(6)	551,689	3.0
Israel Rosenzweig(7)	750,142	4.0
Jeffrey Rubin(8)	60,960	*
Jonathan H. Simon	55,230	*
Elie Weiss(9)	71,571	*
George Zweier	109,840	*
Gould Investors L.P(10)	2,989,898	16.1
Black Rock, Inc.(11)	946,668	5.1
All directors and executive officers as a group (18 persons)	6,812,411	36.7
*	Less than 1%
(1)
Shares are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the shares. A person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership of shares within 60 days of March 31, 2022. The percentage of beneficial ownership is based on 18,566,603 shares outstanding as the close of business on March 31, 2022.

(2)
Includes (i) 25,260 shares owned by a partnership in which an entity wholly owned by him is the managing general partner and (ii) 11,500 shares in a trust of which he is the trustee and the beneficiary is his spouse. Excludes (i) 10,012 shares owned by his spouse and (ii) 2,468 shares held by him as custodian for a grandson, as to which he disclaims beneficial ownership.

(3)
Includes 23,469 shares owned by a charitable foundation of which he is a director, as to which shares he has shared voting and investment power, 33,259 shares owned by a trust for the benefit of his children and other relatives of which he is a trustee (as to which he disclaims beneficial ownership), and 2,989,898 shares owned by Gould Investors. He is a director and senior vice president of the managing general partner of Gould Investors.

(4)
Includes 20,874 shares owned by a pension trust over which he has shared voting and investment power, 23,469 shares owned by a charitable foundation of which he is a director, as to which shares he has shared voting and investment power, 33,259 shares owned by a trust for the benefit of his children and other relatives, of which he is a trustee (as to which he disclaims beneficial ownership), and 2,989,898 shares owned by Gould Investors. He is Chairman of the Board of the managing general partner of Gould Investors.

(5)
Includes 73,332 shares owned by limited liability companies in which Mr. Hurand is a member, 161,479 shares owned by a corporation in which Mr. Hurand is an officer and shareholder, and 4,770 shares in a trust of which Mr. Hurand is a trustee. Mr. Hurand shares voting and investment power with respect to the shares owned by these entities.

(6)
Includes 312,634 shares owned by the pension and profit sharing trusts of BRT Apartments Corp., REIT Management Corp. and Gould Investors as to which he, as trustee, has shared voting and investment power. Excludes 4,870 shares owned by his spouse, as to which shares she has sole voting and investment power and as to which he disclaims beneficial ownership.

(7)
Includes 41,194 shares owned by the pension trust of Gould Investors and 250,566 shares owned by REIT Management Corp. pension and profit sharing trusts, as to which he, as trustee, has shared voting and investment power.

(8)	Includes 13,102 shares pledged as collateral for a line of credit. No amounts are outstanding on such credit line.
(9)	Excludes 271 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(10)	Such person’s address is: 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021.
(11)
As of December 31, 2021, based (other than with respect to percentage ownership) on information set forth in Amendment No. 3 to Schedule 13G filed with the SEC on February 1, 2022 by this reporting person whose business address is 55 East 52nd Street, New York, NY 10055. This reporting person reported that it has sole voting power with respect to 929,136 shares and sole dispositive power with respect to 946,668 shares and that it does not share voting or dispositive power with respect to the shares it beneficially owns.

ELECTION OF DIRECTORS
(Proposal 1)
The board is divided into three classes, each of which is elected for a staggered term of three years. Our Articles of Incorporation provides for ten directors, subject to increase or decrease as determined by the board. The board may, following the annual meeting, increase the size of the board and fill any resulting newly created directorships.
At the annual meeting of stockholders, four Class II Directors are one Class III Director will be elected to our board. Each nominee identified below has been recommended to our board by the nominating and corporate governance committee for election at the annual meeting and each nominee has been nominated by our board to stand for election at the annual meeting, to hold office until our 2025 annual meeting and until his or her successor is elected and qualified. Class III Directors and Class I Directors will continue to serve as directors until our 2023 and 2024 annual meetings, respectively, and until their respective successors are duly elected and qualify. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.
It is contemplated that all the nominees will stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by the board of directors.
In an uncontested election, each nominee for director will be elected only if he or she receives the affirmative vote of a majority of the total votes cast “for” and “against” for such nominee. As set forth in our corporate governance guidelines, any nominee for director who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, is required to promptly tender his offer to resign to the board for its consideration. The nominating committee will recommend to the board whether to accept the offer to resign. No later than the next regularly scheduled board meeting to be held at least ten days after the date of the election, the board will decide whether to accept such offer and promptly and publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. If the resignation is accepted, the board will either leave such position vacant, reduce the size of the board or elect another individual to serve in place of the resigning director. The nominating committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Nominees for Election as Directors
Name	Class	Term to Expire at Annual Meeting in
Carol Cicero	III	2023
Matthew J. Gould	II	2025
Louis C. Grassi	II	2025
Israel Rosenzweig	II	2025
Jeffrey Rubin	II	2025
Directors Whose Terms are not Expiring
Name	Class	Term to Expire at Annual Meeting in
Elie Weiss	III	2023
Fredric H. Gould	III	2023
Gary Hurand	III	2023
Alan Ginsburg	I	2024
Jeffrey A. Gould	I	2024
Jonathan H. Simon	I	2024

Nominees for Election as Directors
Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Carol Cicero 62 years
Director since January 2022; From 2014 through 2021, Group Vice President and from 2000 through 2013, Area Vice President of RAM Partners, LLC, a full service real estate management firm; from 2013 through 2014, director of asset management at Arenda Capital Management, a real estate focused private investment firm. As a woman, Ms. Cicero adds a fresh perspective and diversity to our Board and her more than 30 years of property management experience in the multi-family sector will provide the board with greater insight into the challenges associated with the management and operations of such properties.

Matthew J. Gould 62 years
Director since 2001 and a Senior Vice President since 1993; from 1999 through 2011, Director and Senior Vice President, from 1989 through 1999, President, from 2011 through 2013, Vice Chairman and from 2013, Chairman of the Board of Directors of One Liberty Properties; from 1996 through 2012, President, and from 2013, Chairman of the Board of Georgetown Partners LLC. Since 2019, Chief Executive Officer of Rainbow MJ Advisors, which manages real estate loans and investments in the cannabis industry and since 2021, a Director of Halsa Holdings LLC, which is engaged in commercial activities in such industry. He is the son of Fredric H. Gould and brother of Jeffrey A. Gould. His experience in real estate matters, including the acquisition and sale of real property, mortgage financing and real estate management, makes him a valuable member of our board in its deliberations.

Louis C. Grassi 66 years
Director since 2003; Managing partner of Grassi & Co. CPAs, P.C. since 1980; Director of Flushing Financial Corp. since 1998 and serves as chairman of its audit committee. Mr. Grassi has been involved for more than 28 years in accounting and auditing issues. His knowledge of financial and accounting matters and his experience as a director and member of the audit committee of a publicly traded financial institution provides him with the accounting and governance background and the skill needed as the chairman and financial expert of our audit committee.

Israel Rosenzweig 74 years
Chairman of the Board since 2013, Director and Vice Chairman of the Board from 2012 through 2013 and Senior Vice President from 1998 through 2012; Vice President of Georgetown Partners, since 1997; Senior Vice President of One Liberty Properties, Inc. since 1989. His experience as a lending officer at a major financial institution, his knowledge and experience in business, finance and accounting matters and his more than 34 years of experience in the real estate industry provides the Board with an experienced and knowledgeable chairman.

Jeffrey Rubin 53 years
Director since 2004; since 2009, President and CEO of The JR Group, which provides consulting services to the electronic payment processing industry; President and Chief Executive Officer of Premier Payments, a provider of credit card processing services for merchants throughout the United States, from 2012 until its sale in 2015; President and director of Newtek Business Services, Inc., a provider of business services and financial products to small and medium sized businesses, from 1999 to 2008; Chief Executive Officer of Summit Processing Group LLC since 2008. Mr. Rubin’s experience as the president and a director of a public company and his experience in business and financial matters are valuable to our company as the chairman of our compensation committee and in his activities as a director.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF CAROL CICERO, LOUIS C. GRASSI, MATTHEW J. GOULD, ISRAEL ROSENZWEIG AND JEFFREY RUBIN AS DIRECTORS.

Continuing Directors
Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Alan H. Ginsburg 83 years
Director since 2006; Chief Executive Officer since 1987 of The CED Companies, a private company which develops, builds and manages multi-family apartment communities. His more than 30 years experience as chief executive officer of a real estate developer/manager provides our board with a long-term perspective on the real estate industry.

Fredric H. Gould 86 years
Director since 1983 and Chairman of our Board from 1984 through 2013; with respect to One Liberty Properties, Inc., Chairman of the Board of Directors from 1989 to 2013, Vice Chairman of the Board since 2013, Chief Executive Officer from 2005 to 2007, and President from 2005 to 2006; Chairman of the Board of Georgetown Partners, managing general partner of Gould Investors, from 1997 to 2012 and director since 2013; Director of EastGroup Properties, Inc., from 1998 through 2019. Mr. Gould has been involved in the real estate industry for more than 50 years, as an investor, owner, manager, and as the chief executive officer of publicly traded real estate entities and real estate investment trusts. He has served as a director of four real estate investment trusts, and as a director and a member of the loan committee of two savings and loan associations. His knowledge and experience in business, finance, tax, accounting and legal matters and his knowledge of our company’s business and history makes him an important member of our Board.

Jeffrey A. Gould 56 years
Director since 1997, President and Chief Executive Officer since 2002 and President and Chief Operating Officer from 1996 to 2001; Senior Vice President and director since 1999 of One Liberty Properties; Senior Vice President of Georgetown Partners, since 1996. Mr. Jeffrey A. Gould’s experience in a broad range of real estate activities, including real estate evaluation and management, real estate acquisitions and dispositions, mortgage lending and his 15 years as our President enables him to provide key insights on strategic, operational and financial matters related to our business.

Gary Hurand 75 years
Director since 1990; President of Dawn Donut Systems, Inc. since 1971; President of Management Diversified, Inc., a real property management and development company, since 1987; Director of Citizens Republic Bancorp Inc. and predecessor from 1990 through 2013. He is the father-in-law of Elie Weiss. Mr. Hurand brings valuable business and leadership skills to the Board in light of his extensive experience in commercial real estate and in business operations and as a former director and member of the audit committee of a publicly traded financial institution.

Jonathan H. Simon 56 years
Director since 2006; President and Chief Executive Officer since 1994 of The Simon Baron Development Group (f/k/a The Simon Development Group), a private company which develops, owns and manages a diverse portfolio of residential, retail and commercial real estate, primarily in New York City. His background in the real estate industry and in particular, his experience in real estate development, affords him an understanding of the challenges faced in real estate development activities which is helpful in our development and acquisition activities.

Elie Weiss 49 years
Director since 2007; engaged in real estate development since 1997; Mr. Weiss is currently CEO of Five Forty Investments and a principal in a restaurant development and operating group, Paladar Restaurant Group. Executive Vice President of Robert Stark Enterprises, Inc., a company engaged in the development and management of retail, office and multi-family residential properties from 1997 to 2007; President of Real Estate for American Greetings from 2013 to 2017. He is also actively engaged in managing his personal real estate investments. He is the son-in-law of Gary Hurand. His real estate and entrepreneurial experiences makes him a valuable member of our board.

EXECUTIVE COMPENSATION
Compensation Program
The following features of our executive compensation program are evidence of our commitment to good corporate governance practice—we encourage you to read the more detailed information set forth herein:
WHAT WE DO
✔
Emphasize equity awards as a significant portion of the performance/incentive component of compensation. Long-term equity awards (i.e., the grant date fair value of the restricted stock awarded in 2021 for 2020 performance) and equity incentive awards (i.e., the grant date fair value of the RSUs awarded in 2021; the long-term equity awards and equity incentive awards are referred to collectively as the “Equity Awards”) accounted for 79.6%, 89.7% and 92.3% of the performance/incentive-based comportment of compensation awarded to Jeffrey A. Gould, our CEO, Mitchell Gould, our Executive Vice President and George Zweier, our CFO, respectively, for 2021.

✔
Equity awards as a significant component of annual base compensation. In 2021, Equity Awards, as a percentage of base annual compensation (i.e., salary, cash bonus and the grant date fair value of the Equity Awards), was 42.3%, 47.7% and 54.4% for Jeffrey A. Gould, Mitchell Gould and George Zweier, respectively.

✔
Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of longer-term value.

✔	Balance of short-term and long-term incentives. Our incentive programs provide an appropriate balance between shorter and longer-term incentives.
✔	Capped equity award payouts. The number of shares that can be earned under our long-term equity incentive program are capped.
✔	Stock ownership guidelines. All of our named executive officers and non-management directors own a meaningful amount of our stock as required by these guidelines – see “– Stock Ownership Guidelines.”
✔	Independent compensation committee. Our compensation committee is comprised entirely of independent directors and it oversees risks with respect to our compensation practices.
✔
Anti-Hedging Policy. We adopted a policy prohibiting our directors, officers, employees and others from engaging in short sales involving our shares or hedging transactions—see “—Policy Prohibiting Hedging of our Securities.”

✔	Clawback policy. We are entitled to recoup compensation or cause the forfeiture of compensation as more fully described under “—Clawbacks.”
✔
Diversity; Responsiveness to Stockholders’ Corporate Governance Comments. We are responsive to comments and concerns raised by our stockholders. In response to comments raised by stockholders regarding board diversity, we appointed Carol Cicero, a woman, as a director.

WHAT WE DON’T DO
✘	No employment agreements. None of our officers have employment agreements. Employment of all of our full-time executive officers is “at will.”
✘
No severance arrangements. There are no severance or similar arrangements for our executive officers, other than accelerated vesting of shares of restricted stock and RSUs upon the occurrence of specified events (e.g., death, disability, retirement or change of control).

✘	No golden parachute tax gross-ups. There are no excise tax gross ups or similar arrangements for our executive officers.
✘	No dividend or dividend equivalents on unearned equity incentive awards. No dividends are paid on the RSUs until the underlying shares are earned.

✘
No multi-year or guaranteed bonuses or equity grants. We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards to measurable performance factors and business results.

✘
No costly defined benefit pension or supplemental retirement plans. We do not provide costly retirement benefits to our executive officers that reward longevity rather than contributions to our performance.

General
We describe below our compensation objectives and policies as applied to our executive officers named in the Summary Compensation Table (collectively, the “named executive officers”). This discussion focuses on the information contained in the compensation tables that appear in this proxy statement but also describes our historic compensation structure and practices to enhance an understanding of our executive compensation programs. Generally, our compensation committee oversees our compensation program, recommends to our board for its approval the compensation of executive officers employed by us on a full-time basis and the compensation paid those performing Services (as described below). Our audit committee reviews the allocation to us under a shared services agreement (as described below) of the compensation of executive officers who perform services for us on a part-time basis and the compensation paid to those performing the Services for such services. The term “Services” refers to the following services: participating in our property analysis and approval process, property disposition consultation and review, developing and maintaining banking and financing relationships, providing investment advice, and long-term planning and consulting with our executives and employees in other aspects of our business, as required.
We use the following compensation structure with respect to the compensation paid by us to our executive officers:
•
executive officers who devote all, or substantially all, their business time to our affairs are compensated directly by us. The named executive officers who fit into this category are Jeffrey A. Gould, our President and Chief Executive Officer, Mitchell Gould, our Executive Vice President and George Zweier, our Vice President and Chief Financial Officer. These named executive officers are involved on a full-time basis in our multi-family property activities, management of our other real estate assets, and/or financial reporting; and

•
executive officers who devote their time to us on a part-time basis, whose basic annual compensation (base salary, bonus, if any, and perquisites) is allocated to us under a shared services agreement based upon the estimated time each devotes to our business activities compared to the estimated time each devotes to the other parties to the shared services agreement. These executive officers perform services to us related primarily to legal, accounting, insurance and tax matters, corporate governance, SEC and New York Stock Exchange reporting and other regulatory matters, and consult with our executives and employees in areas involving multi-family property acquisitions, dispositions and financings, property management, and capital raising. These executive officers may also be compensated by us for their provision of the Services. See “Certain Relationships and Related Transactions.” David W. Kalish, Senior Vice President, Finance and Matthew J. Gould, Senior Vice President, respectively, are the named executive officers who fit into this category.

The Role of Say-on-Pay
In reviewing our compensation philosophy and practices and in approving compensation for 2021, the compensation committee was aware of the results of our June 2020 “say-on-pay” vote in which approximately 95.5% of the shares that voted on such proposal voted to approve our executive compensation determinations and practices. The compensation committee viewed such results as supportive of our compensation philosophy, practices and determinations.
Objectives of our Executive Compensation Program
The principal objectives of our compensation program for full-time officers are to: (a) ensure that the total compensation paid to such officers is fair and competitive, (b) retain highly experienced officers who have worked together for a long time and contributed to our success, (c) motivate these officers to contribute to the achievement of the Company’s success and (d) align the interests of these executives and our stockholders. The compensation committee believes that relying on this principle permits us to retain and motivate these officers.

With respect to senior executive officers whose compensation is allocated to us under the shared services agreement (i.e., part-time officers) it is our objective that each of these officers receives compensation which, as allocated to us, is reasonable for the services they perform on our behalf, and that these executives provide us with sufficient time and attention to meet our needs and to perform their duties on our behalf. The compensation committee believes that:
•
our part-time executive officers perform valuable services on our behalf, devote sufficient time and attention to our business needs, are able to fully meet our needs and perform their duties effectively; and

•
using part-time executive officers pursuant to the shared services agreement enables us to benefit from access to, and the services of, a group of senior executives with experience and knowledge in real estate acquisitions and dispositions, real estate management, finance (including mortgage financing), banking, legal (including SEC reporting), accounting and tax matters that an organization our size could not otherwise afford.

Compensation Setting Process
Full-Time Officers
We determine compensation for our full-time named executive officers on a case-by-case basis and our compensation decisions include subjective determinations. We do not use formal quantitative performance targets to determine compensation. Base salaries are determined immediately preceding the year in which such salaries are to be paid, cash bonuses, which historically have been paid after taking into account the Performance Criteria (as described below) are determined at the end of the year in which services are rendered and paid in the following year, and restricted stock is granted in the year following the year in which the service was rendered.
In considering base compensation and bonuses, we assess an individual’s performance, which assessment is highly subjective, and our overall performance for the preceding year including, without limitation, the progress of our business in general, our multi-family property acquisition and disposition activities, our revenues, results of operations, funds from operations, adjusted funds from operations, stockholder return, gains on property sales, the management of our real estate portfolio and subjective considerations (collectively, the “Performance Criteria”). The weight assigned to any particular element of the Performance Criteria changes over time, and varies based on, among other things, subjective factors and the officer’s specific responsibilities.
Part-Time Executive Officers
Shared Services Agreement
Fredric H. Gould, the former chairman of our board, is a principal executive and/or sole owner of one or more of the entities which participates with us in the shared services agreement. In such capacity, he, in consultation with our Chief Executive Officer and other senior executives, determines the annual base compensation of our part-time executive officers to be paid in the aggregate by one or more of the entities which are parties to the shared services agreement. Our audit committee reviews the allocations made under the shared services agreement to determine that the allocations have been made in accordance with the terms of this agreement and its conclusions are reported to the board.
Services
Our Chief Executive Officer, in connection with other senior executive officers and management directors, recommends to the compensation and/or audit committees, the compensation to be paid for the performance of the Services by our part-time executive officers and others. One or more of such committees recommends the individuals performing the Services and the amounts such individuals are to be compensated and the board has the authority to accept, reject or modify such recommendations.

Components of Executive Compensation
The principal elements of our compensation program for our full-time executive officers in 2021 were:
•	base salaries;
•
annual cash bonuses, which are available only to full-time executive officers and are provided in the form of a cash payment (and to the extent part-time executive officers are awarded cash bonuses by any of our affiliates that are party to the shared services agreement, our share of such bonuses is allocated to us pursuant to such agreement (see “Certain Relationships and Related Transactions—Related Party Transactions”);

•	compensation paid to part-time executive officers in connection with their performance of the Services;
•	long-term equity in the form of restricted stock and long-term equity awards in the form of RSUs; and
•
special benefits and perquisites (i.e., contributions to defined contribution plan, additional disability insurance, long term care insurance, payment of education benefits and an automobile allowance (including insurance, maintenance and repairs)).

In determining 2021 compensation, the compensation committee did not have a specific allocation goal between cash and equity-based compensation.
Base Salary
Full-Time Executive Officers
Base salary is the basic, least variable form of compensation for the job an executive officer performs and provides each full-time executive officer with a guaranteed annual income. Base salaries of executive officers compensated by us directly are generally targeted to be competitive with the salaries paid to executives performing substantially similar functions at other REITs with a market capitalization similar to ours, taking into consideration the region in which our executive officers are located. Any increase in base salary is determined on a case-by-case basis, is not based upon a structured formula and is based upon, among other considerations, (i) such executive’s current base salary, (ii) the recommendation of the Chief Executive Officer and other senior executive officers, (iii) our performance in the preceding year (e.g., acquisition, disposition and financing activities, revenues, net income, funds from operations, adjusted funds from operations, stock price performance, dividends and any one or more of the foregoing), (iv) the individual’s performance, (v) years of service, (vi) job responsibilities, and (vii) subjective factors.
Part-Time Executive Officers
Their annual base salaries are allocated to the entities which are parties to the shared services agreement, including us, based on the estimated time devoted by them to each entity that is a party to such agreement.
Bonus
Full-Time Executive Officers
We provide the opportunity for our full-time executive officers to earn an annual cash bonus. We provide this opportunity both to reward these individuals for past performance and to motivate and retain talented people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. Annual cash bonuses for our executive officers (including the three named executive officers who devote substantially all of their business time to our affairs) are determined on an individual basis taking into account the Performance Criteria. These determinations are highly subjective.
Part-Time Executive Officers
Their bonuses are allocated in the same manner as their base salaries are allocated as described above under “- Part-Time Executive Officers.”
Services
Our management directors and certain part-time executive officers, including two named executive officers (i.e., David W. Kalish and Matthew J. Gould), provide Services. See “Executive Compensation—General” for a description of the Services. The other executive officers and management directors performing Services are: Fredric H. Gould, Isaac Kalish, Israel Rosenzweig, Steven Rosenzweig and Mark H. Lundy. See “Certain Relationships and Related Transactions.”
Long-Term Equity and Long-Term Equity Incentive Awards
We provide the opportunity for our full-time and part-time executive officers to receive long-term equity (i.e., restricted stock) and long-term equity incentive awards (i.e., RSUs). These compensation programs are designed to recognize responsibilities, reward performance, retain our executive officers, motivate future performance and align the interests of our executive officers with our stockholders’ interests. The compensation committee reviews annually management’s recommendations for long-term equity awards for all our officers, directors and employees and makes determinations with respect to the grant of such awards. In making these determinations, the compensation committee considers the factors it considers relevant, including our performance and an individual’s performance. Existing ownership levels are not a factor in award determinations.
In 2021, we adopted a long-term pay-for-performance equity incentive program (the “2021 Performance Plan”) pursuant to which we issued to 16 individuals, including our named executive officers, RSUs exchangeable for up to an aggregate of 210,375 shares of common stock (including up to 23,375 shares issuable pursuant to the peer group adjustment as described below). These RSUs vest if and to the extent pre-established market or performance conditions are met through the March 31, 2024 measurement date. Further, the awards tied to market performance are subject to increase or decrease, which we refer to as the “peer group adjustment”, based upon our market performance compared to the market performance of a peer group. Finally, recipients are entitled to an amount equal to the cumulative dividends that would have been paid on the shares underlying the RSUs that vest had the shares been outstanding from the grant date of such award (the “RSU Dividend Equivalents”). See “ — Grant of Plan Based Awards” for further information about the market and performance conditions. We use RSUs as an element of our long-term equity incentive compensation program with the expectation that in light of the three-year vesting period and the need to satisfy market and/or financial performance conditions, these awards will further align the interests of our executive officers with our stockholders and reward long-term market and financial performance.
The conditions that must be satisfied to earn the performance-based compensation are tied to the achievement of rigorous, sustained performance and/or market goals – as further described below, 50% of the award is based on return on capital (“ROC”) and 50% on total stockholder return (“TSR”). The specific goals and the other material terms and conditions of the 2021 Performance Plan are as follows:
Long–Term Equity Incentive Awards Performance Criteria	Weight	Minimum Performance Criteria	Target Performance Criteria	Maximum Performance Criteria
Adjusted Funds from Operations (AFFO)	50%	Compounded annual growth rate of 4%	Compounded annual growth rate of 6%	Compounded annual growth rate of 8%
Total Stockholder Return (TSR)	50%(1)	Compounded annual growth rate of 5%	Compounded annual growth rate of 8%	Compounded annual growth rate of 11% or greater
(1)	Does not give effect to the increase or decrease in the number of shares subject to the award as a result of the peer group adjustment.
We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options, restricted stock or RSUs. We generally grant on an annual basis, restricted stock awards which vest after five years of service and in 2021, we granted, and anticipate granting in 2022 and annually thereafter, RSUs that vest in three years subject to market and/or performance conditions. The compensation committee generally believes restricted stock awards and RSUs are more effective than options in achieving our compensation objectives. Restricted stock has a greater retention value than options because of the five-year cliff vesting requirement and because before vesting, dividends are paid on restricted stock as an additional element of compensation. Executive officers realize value upon the vesting of the restricted stock, with the value potentially increasing if our stock performance increases. RSUs provide an additional incentive component to equity based awards in that the units only vest if, and to the extent, performance or market conditions are satisfied. Restricted stock and RSUs align the interests of our officers with our stockholders and because fewer shares are normally awarded than in connection with the grant of options, they are potentially less dilutive than option grants.

Executive Benefits and Perquisites
We provide our executive officers and our employees with a competitive benefits and perquisites program. For 2021, the executive benefits and perquisites we provided to executive officers generally accounted for a small percentage of the compensation provided by, or allocated to, us for our executive officers. In addition to the benefits and perquisites provided to all our full-time employees, we provided to certain of our full-time executive officers an automobile allowance (including payments for automobile maintenance and repairs), the payment of college tuition expense and the payment of premiums for additional disability insurance and/or long-term care insurance. The cost of the executive benefits and perquisites provided to our part-time executive officers, which benefits are similar to those provided to our full-time executive officers, is allocated among us and other entities pursuant to the shared services agreement.
Employment and Severance Agreements; Post-Employment Benefits; Change of Control
None of our named executive officers has employment or severance agreements with us. They are “at will” employees who serve at the pleasure of our Board.
We do not provide for any post-employment benefits to our named executive officers other than the accelerated vesting of our restricted stock awards and RSUs as described below.
Accelerated Vesting of Restricted Stock Awards
Generally, a person’s restricted stock award will vest fully in the event of such person’s death, disability (i.e., the inability to engage in gainful activity due to a life threatening or long lasting mental or physical impairment), or retirement (having reached the age of 65 and worked for us for at least ten consecutive years; death, disability and retirement referred to collectively as a “DDR Event”) or in the event of a change of control in our company. Subject to the specific terms and conditions of the applicable plan and award agreement, a change of control is generally deemed to occur if (i) any person, with specified exceptions, becomes the “beneficial owner” of securities representing 20% or more of the combined voting power of our then outstanding securities, (ii) a business combination or sale of all or substantially all of our assets is completed or (iii) there is a change in the composition of a majority of our Board, other than changes approved by incumbent directors.
Accelerated Vesting of RSUs
Upon the occurrence of a DDR Event, subject to the satisfaction of the applicable performance criteria proportionately adjusted to give effect to a reduction in the three-year performance cycle, which we refer to as the “adjusted performance conditions”, a pro rata portion (based on the percentage of days in the performance cycle that have elapsed) of the RSUs will vest.
Upon a change of control (as described above), the RSUs will vest to the extent the applicable as adjusted market and/or performance conditions have been met.
See “—Outstanding Equity Awards at Fiscal Year End” and note 10 of our consolidated financial statements included in the Annual Report for additional information about our RSUs.
Chairman of the Board’s Compensation
For 2020 and 2021, our Chairman of the Board earned, and in 2022, he will earn, fees of $280,900, $280,900 and $282,225, respectively. Our Chairman does not receive any additional direct compensation from us, other than fees for the Services and long-term equity awards and long-term equity incentive awards, if any, granted to him by our compensation committee. Our Chairman may also receive compensation from other entities that are parties to the shared services agreement. For additional information regarding payments to our Chairman, see “Certain Relationships and Related Transactions.”
Policy Prohibiting Hedging of Our Securities
The board believes that transactions in our securities engaged in by Covered Persons (as defined below) (i) that are designed to hedge (i.e., eliminate or reduce), the risks of ownership of our securities, or (ii) allow for the profit from any decrease in the value of our securities, are inappropriate.

Accordingly, the board has adopted an anti-hedging policy that applies to transactions in securities by directors, officers, employees, persons performing services pursuant to our shared services agreement and certain relatives of the foregoing (collectively, the “Covered Persons”). Under the policy, Covered Persons are prohibited from:
•	engaging in short sale transactions in our securities,
•	engaging in hedging or monetizing transactions through transactions in our securities or through the use of financial instruments designed for such purposes,
•	engaging in any transaction in securities where a reasonable investor would conclude that such transaction is for short-term gain or is speculative, and
•
owning financial instruments (other than those issued by us) or participating in investment strategies that represent a direct or indirect hedge of the economic risk of owning our securities or any other that give the holder any rights to acquire any such securities.

Clawbacks
We are entitled to clawback or obtain reimbursement of an executive’s compensation under the following circumstances:
•
in the event we are required to restate our financial statements due to our material non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer are required to reimburse us for (i) any bonus or other incentive based compensation or equity based compensation they receive from us during the 12 months following the initial public issuance of the financial document embodying such financial reporting requirement and (ii) profits from the sale of our common stock during such 12 months;

•
if an executive officer’s relationship with us is terminated for cause (e.g., insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform such person’s duties and responsibilities and other misconduct of any kind, as determined by the compensation committee) then (i) all options (except to the extent exercised) immediately terminate and (ii) the officer’s rights to all restricted stock, RSUs and performance share awards (except to the extent such awards have vested) are forfeited immediately; and

•	in accordance with any additional claw-back policy implemented by us, whether implemented prior to or after the grant of an award pursuant to our equity incentive plans.
Analysis
Base Salary and Bonus
Full-Time Executive Officers
In accordance with the compensation setting process described above, base salary and cash bonuses for 2021 were approved as follows for the named executive officers compensated directly by us:
	2021 Base Salary ($)	2020 Base Salary ($)	% Change	2021 Bonus ($)(1)	2020 Bonus ($)(2)	% Change
Jeffrey A. Gould,	864,004	867,169	*	200,000	135,000	48.1
President and CEO
Mitchell Gould,	436,296	438,096	*	51,255	51,255	—
Executive Vice President
George Zweier,	321,004	322,329	*	35,200	45,000	(21.8)
Vice President and CFO
*	Less than one percent.
(1)	Represents the bonus applicable to 2021 which was paid in January 2022.
(2)	Represents the bonus applicable to 2020 which was paid in January 2021.

Our compensation committee and the Board (for the purposes of this section, collectively, the “Board”) determined in late 2020 that although it was satisfied with the respective performances of Messrs. J. Gould, M. Gould and Zweier in 2020, in light of the economic dislocations resulting from the COVID-19 pandemic, its potential impact on us and the desire to conserve cash, their base salaries for 2021 should effectively remain at approximately the same level as in 2020.
In determining in late 2021 and early 2022 bonuses for 2021 for these executive officers, the Board took into account the Performance Criteria and in particular, the increases in 2021 from 2020 FFO, AFFO, the gains in 2021 from property sales (including the sale of interests in joint ventures that owned properties) and with respect to:
•	Jeffrey A. Gould, his overall stewardship of the Company through the challenges presented by the pandemic;
•	Mitchell Gould, the assistance he provided Jeffrey A. Gould in performing his duties – the Board believed that the level of his bonus in 2020 is also an appropriate bonus level for 2021; and
•
George Zweier, notwithstanding being satisfied with Mr. Zweier’s performance in 2021, his 2021 bonus decreased from 2020 because the 2020 bonus reflected his extraordinary efforts in addressing the financial reporting matters described under “Independent Registered Public Accounting Firm (Proposal 2)—Change in Auditors.”

Part-Time Named Executive Officers
David W. Kalish, Senior Vice President, Finance, has overall responsibility for implementation and enforcement of our internal controls, performs oversight and guidance in connection with our annual audit and our quarterly reports, performs oversight and guidance related to tax matters, including REIT compliance, is involved in banking relationships, is a participant in our disclosure control and procedures committee and participates in the preparation and review of our press release and our disclosures under the Exchange Act.
Matthew J. Gould, Senior Vice President is a member of our investment committee and as such is involved in analyzing and reviewing operating results of each property in our portfolio and in analyzing, reviewing and approving each of our acquisition, disposition and financing transactions.
Long-Term Equity and Equity Incentive Awards
We believe that our long-term equity compensation program, using restricted stock awards and RSUs with five-year and three-year cliff vesting, respectively, provides motivation for our executives and employees, is a beneficial retention tool and incentivizes performance. We are mindful of the potential dilution and compensation cost associated with awarding restricted shares and RSUs. Our policy remains to limit dilution and compensation costs. In June 2021, January 2021 and January 2020, we issued 160,000, 156,774 and 158,299 restricted stock awards, respectively, representing approximately 0.89%, 0.91% and 0.97% of our outstanding shares, respectively. In June 2021, we issued 187,000 shares subject to RSUs (excluding up to 23,375 shares issuable pursuant to the peer group adjustment) representing 1.03% of our outstanding shares – such shares only vest upon the achievement of specified of performance and/or market goals. In the past three years, we have awarded an average of 272,824 shares subject to restricted stock and RSUs each year, representing an average of 1.6% per annum of our outstanding shares of common stock.
Fees for Services
The aggregate fee paid to seven individuals for Services in 2021 were $1,397,900. See “Certain Relationships and Related Transactions.”

Stock Ownership Guidelines
Because we believe that the ownership by our named executive officers and non-employee directors of a meaningful financial stake in us serves to align their interests with those of our stockholders, we adopted, in March 2022, stock ownership guidelines. Our guidelines reflect that the individuals identified below should own shares of common stock with a value not less than:
Title	Minimum Ownership Requirement
Chief Executive Officer	4 times current base salary
Full-Time NEO	2 times current base salary
Part-Time NEO	2 times allocated base salary
Non-Management Directors	3 times annual base retainer
All shares deemed to be beneficially owned as determined under Rule 13d-3 promulgated pursuant to the Exchange Act (including shares as to which beneficial ownership is disclaimed), are counted towards meeting the guidelines. The individuals subject to these guidelines generally have five years from the date they assume such title to achieve the requisite ownership, which will be measured as of December 31 of each year. The stock price used in determining satisfaction of the guidelines is the most favorable price during the two years ending on the December 31 measurement date. “Allocated base salary” refers to the amount reflected in the salary column of the summary compensation table of our proxy statement for the preceeding year. Although they were not then subject to these guidelines, as of December 31, 2021, each of our named executive officers and non-management directors satisfied these guidelines.
Perquisites
The perquisites we provide to our executive officers, which are in addition to the benefits we provide to all our employees, generally account for a small percentage of the compensation paid by us to or allocated to us for our executive officers. We believe that such perquisites are appropriate.
Post-Employment Benefits Program
The following table sets forth the value (based on the closing price of our stock on December 31, 2021 of $23.99 per share) of equity awards held by our named executive officers that would vest upon a DDR Event or a change in control as of December 31:
	Upon Death, Disability or Retirement		Upon a Change of Control
Name	Restricted Stock ($)	RSUs ($)(2)	Restricted Stock ($)	RSUs ($)(2)
Jeffrey A. Gould	2,018,735	58,560	2,018,735	58,560
George Zweier	1,092,745	30,851	1,092,745	30,851
Mitchell Gould	1,444,798	30,851	1,444,798	30,851
David W. Kalish(1)	1,195,854	47,668	1,195,854	47,668
Matthew J. Gould	2,018,735	58,560	2,018,735	58,560
(1)
Because Mr. Kalish is over 65 and has satisfied the period of service requirement, a pro rata portion of his RSUs vest (assuming satisfaction of the adjusted performance conditions) and all of the restricted stock would vest upon his retirement as of December 31, 2021; the market value of his restricted stock and RSUs are reflected in the applicable column.

(2)
Assumes that the target performance criteria is achieved and that there is no peer group adjustment. See “—Components of Executive Compensation—Long-Term Equity and Long-Term Equity Incentive Awards” and “—Outstanding Equity Awards at Fiscal Year End” and note 10 of our consolidated financial statements included in the Annual Report.

Summary Compensation Table
The following table discloses the compensation paid and accrued for services rendered in all capacities to us for our named executive officers for the years ended December 31, 2021, 2020 and 2019:
Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(1)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Jeffrey A. Gould	2021	864,004	200,000	778,898	148,386(7)	1,991,288
President and CEO	2020	867,169	135,000	250,027	119,134	1,371,330
	2019	838,941	150,000	178,381	101,550	1,268,872
George Zweier	2021	321,004	35,200	424,714	87,521(8)	868,439
Vice President and CFO	2020	322,329	45,000	130,950	48,688	546,967
	2019	308,704	36,400	90,593	47,969	483,666
Mitchell Gould	2021	436,296	51,255	446,647	212,053(9)	1,146,251
Executive Vice President	2020	438,096	51,255	174,600	110,593	774,514
	2019	419,953	60,300	134,028	114,121	728,402
David W. Kalish	2021	256,827	—	600,212	323,215(10)	1,180,254
Senior Vice President, Finance	2020	255,766	—	129,571	258,752	664,089
	2019	227,582	—	86,870	240,810	555,262
Matthew J. Gould	2021	—	—	778,898	314,788(11)	1,093,686
Senior Vice President	2020	—	—	250,027	243,100	493,127
	2019	—	—	178,381	231,524	409,905
(1)
The salary and bonus for each of Jeffrey A. Gould, George Zweier and Mitchell Gould is paid directly by us. David W. Kalish and Matthew Gould do not receive salary or bonus directly from us but receive an annual salary and bonus from Gould Investors and related companies; a portion of their respective salaries and bonuses are allocated to us pursuant to the shared services agreement. See “ —Compensation Setting Process—Part-time Executive Officers.” The amount of salary and bonus that is allocated to us is set forth under the “Salary” column in the Summary Compensation Table. See “Certain Relationships and Related Transactions” for a discussion of additional compensation paid to Messrs. Jeffrey A. Gould, Kalish and Matthew J. Gould by entities owned by Fredric H. Gould, a management director and the former Chairman of our Board.

(2)	The annual base salaries in 2022 for each of Jeffrey A. Gould, George Zweier and Mitchell Gould are $885,000, $343,775, and $467,224, respectively.
(3)
The table sets forth the year in which the bonus was earned, not the year it was paid. The bonus for 2021, 2020 and 2019 reflects our performance and the performance of our named executive officers for such years and was paid in January 2022, 2021 and 2020, respectively.

(4)
Represents restricted stock granted in 2021, 2020 and 2019 and RSUs granted in 2021 (RSUs were not granted in 2019 and 2020) at the grant date fair value of such awards calculated in accordance with Item 402 of Regulation S-K and ASC Topic 718. Assumes that the maximum number of shares subject to RSUs will vest and does not give effect to the peer group adjustment. These amounts do not correspond to the actual values that will be realized by the named executives. Grant date fair value assumptions are consistent with those disclosed in Note 10 — Stockholders’ Equity, in the consolidated financial statements included in our Annual Report. See “ – Grant of Plan Based Awards During 2021” for additional information. On January 13, 2022, we granted: (a) Jeffrey A. Gould, George Zweier, Mitchell Gould, David W. Kalish and Matthew J. Gould, 14,282, 8,400, 8,900, 7,971 and 14,282 shares of restricted stock, respectively, with a grant date fair value of $21.25 per share.

(5)
We maintain a tax qualified defined contribution plan for all of our full-time officers and full and part-time employees, and entities which are parties with us to a shared services agreement (including Gould Investors) maintain substantially similar defined contribution plans for their officers and employees. We make an annual contribution to the plan for each officer and employee whose base salary is paid directly by us (and entities which are parties to the shared services agreement make annual contributions to their respective plans for their respective employees, which amounts are allocated to the parties to the shared service agreement in accordance with its terms) equal to 15% of such person’s annual earnings, not to exceed $43,500, for any person in 2021. The estimated amount payable as of December 31, 2021 to Jeffrey A. Gould, George Zweier and Mitchell Gould pursuant to this plan upon termination of their employment is $4.1 million, $1.7 million, and $2.0 million, respectively. The method of payment upon termination of employment is determined solely by the participant who may elect a lump sum payment, the purchase of an annuity or a rollover into an individual retirement account.

(6)	Excludes dividends on unvested restricted stock.
(7)
Includes $71,688 of RSU Dividend Equivalents, our contribution of $43,500 paid for his benefit to our defined contribution plan and perquisites totalling $33,198, of which $5,700 represents an automobile allowance, $4,236 represents a premium paid for additional disability insurance, $6,835 represents a premium paid for long-term care insurance and $16,427 represents an education benefit.

(8)	Includes $38,750 of RSU Dividend Equivalents, our contribution of $43,500, paid for his benefit to our defined contribution plan and a $5,271, automobile allowance.
(9)	Includes an education benefit of $118,668, $42,625 of RSU Dividend Equivalents, our contribution of $43,500 paid for his benefit to our defined contribution plan and an $7,260 automobile allowance.
(10)
Includes $231,524 for the Services, $64,905 of RSU Dividend Equivalents, our contribution of $13,480 paid for his benefit to the Gould Investors defined contribution plan, and perquisites of $13,306, of which $7,431, and $5,875, represent our share of the amounts incurred by Gould Investors for insurance benefits and an automobile allowance, respectively. The amounts reflected as contributions to the defined contribution plan and as perquisites are allocated to us pursuant to the shared services agreement.

(11)	Includes $243,100 for the Services and $71,688 of RSU Dividend Equivalents.

Grants of Plan-Based Awards
The table below discloses the grants of plan-based awards during 2021 to our named executive officers. The restricted stock awards, which are referred to in such table as “RS” and the restricted stock units, which are referred to in the table as “RSUs”, were issued pursuant to our 2020 Incentive Plan.
Restricted Stock
Vesting of the restricted stock occurs, with certain exceptions, subject to the continuation of an employment, consulting or similar relationship with us through 2026. Upon vesting, each restricted stock award entitles the recipient to one share of common stock. Holders of restricted stock are entitled to the dividends paid on, and to vote, their shares.
RSUs
Vesting of the RSUs occurs, with certain exceptions, subject to the continuation of an employment, consulting or similar relationship with us through 2024, upon satisfaction of benchmarks related to the compounded annual growth rate from 2021 through 2024 in (i) total stockholder return, which awards are referred to in the table below as “RSU-TSR” and (ii) adjusted funds from operations (as presented in our filings with the SEC), which awards are referred to in the table below as “RSU-AFFO.”
The RSU – TSR awards are subject to an increase or decrease, which we refer to as the peer group adjustment, depending on our performance relative to a peer group (i.e., the FTSE NAREIT Equity Apartment Index, excluding companies whose primary focus is the provision of housing for college/graduate students). Specifically, if the compounded annual growth rate in total stockholder return during the performance cycle is in the (i) top quartile of our peer group, the recipient is entitled to additional RSUs equal to 25% of the RSU-TSR awards that vest at the applicable threshold, target and maximum levels and (ii) in the bottom quartile of the peer group, the recipient will forfeit 25% of the RSU-TSR awards that vest at the applicable threshold, target and maximum levels. This peer group adjustment is not reflected in the table below.
Each RSU is coupled with a dividend equivalent right entitling the holder to an amount in cash equal to the aggregate amount of cash dividends that would have been paid in respect of the shares underlying such RSUs, if and to the extent such RSU vest, had such shares been outstanding during the performance cycle applicable to such RSU.
			Estimated Future Payouts under Equity Incentive Plan Awards:(1)(#)
Name	Grant Date	Grant Type	Threshold(1)	Target(2)	Maximum(3)	All Other Stock Awards: Number of Shares of Stocks or Units(#)	Grant Date Fair Value of Stock Awards ($)(4)
Jeffrey A. Gould	1/08/21	RS	—	—	—	14,320	218,953
	6/09/21	RS	—	—	—	14,800	264,328
	6/09/21	RSU-TSR	2,441	4,882	9,766	—	121,196
	6/09/21	RSU-AFFO	2,441	4,882	9,766	—	174,421
George Zweier	1/08/21	RS	—	—	—	8,250	126,143
	6/09/21	RS	—	—	—	8,000	142,880
	6/09/21	RSU-TSR	1,286	2,572	5,143	—	63,837
	6/09/21	RSU-AFFO	1,286	2,572	5,143	—	91,854
Mitchell Gould	1/08/21	RS	—	—	—	8,750	133,788
	6/09/21	RS	—	—	—	8,800	157,168
	6/09/21	RSU-TSR	1,286	2,572	5,143	—	63,825
	6/09/21	RSU-AFFO	1,286	2,572	5,143	—	91,854
David W. Kalish	1/08/21	RS	—	—	—	7,864	120,241
	6/09/21	RS	—	—	—	13,400	239,224
	6/09/21	RSU-TSR	1,987	3,974	7,950	—	98,660
	6/09/21	RSU-AFFO	1,987	3,974	7,950	—	141,987
Matthew J. Gould	1/08/21	RS	—	—	—	14,320	218,953
	6/9/21	RS	—	—	—	14,800	264,328
	6/09/21	RSU-TSR	2,441	4,882	9,766	—	121,186
	6/09/21	RSU-AFFO	2,441	4,882	9,766	—	174,421
(1)	To achieve the threshold award, a compounded annual growth rate of 5% and 4% is required during the Performance Cycle with respect to the RSU-TSR awards and RSU-AFFO awards, respectively.

(2)	To achieve the target award, a compounded annual growth rate of 8% and 6% is required during the Performance Cycle with respect to the RSU-TSR awards and RSU-AFFO awards, respectively.
(3)	To achieve the maximum award, a compounded annual growth rate of 11% and 8% is required during the Performance Cycle with respect to the RSU-TSR awards and RSU-AFFO awards, respectively.
(4)
The per share grant date fair value of the: (a) restricted stock granted on January 8, 2021 and June 9, 2021 is $15.29 and $17.86, respectively, and (b) RSU – TSR and RSU – AFFO awards are, and $12.41 and $17.86, respectively. These amounts do not correspond to the actual values that will be realized by the executives. The aggregate grant date fair value for the RSU-AFFO awards gives effect to management’s assessment of the probable outcome as to whether, and the extent to which, the RSU-AFFOs will vest.

Outstanding Equity Awards at Fiscal Year-End
The following table discloses the number and value (based on the closing price per common share of common stock of $23.99 on December 31, 2021) of the outstanding equity awards at December 31, 2021 for our named executive officers:
	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(6)
Jeffrey A. Gould	84,149(1)	2,018,735	21,974	527,144
George Zweier	45,550(2)	1,092,745	11,572	277,606
Mitchell Gould	60,225(3)	1,444,798	11,572	277,606
David W. Kalish	49,848(4)	1,195,854	17,888	429,121
Matthew J. Gould	84,149(5)	2,018,735	21,974	527,144
(1)
In January 2022, March 2023, January 2024, 2025 and 2026, and June 2026, restricted stock awards with respect to 13,110, 13,225, 14,374, 14,320, 14,320 and 14,800 shares, respectively, are scheduled to vest.

(2)
In January 2022, March 2023, January 2024, 2025 and 2026, and June 2026, restricted stock awards with respect to 7,500, 7,000, 7,300, 7,500, 8,250 and 8,000 shares, respectively, are scheduled to vest.

(3)	In January 2022, March 2023, January 2024, 2025 and June 2026, restricted stock awards with respect to 11,375, 10,500, 10,800, 10,000, 8,750 and 8,800 shares, respectively, are scheduled to vest.
(4)
In January 2022, March 2023, January 2024, 2025 and 2026, and June 2026, restricted stock awards with respect to 7,000, 7,163, 7,000, 7,421, 7,864 and 13,400 shares, respectively, are scheduled to vest.

(5)
In January 2022, March 2023 and January 2024, 2025 and 2026, and June 2026 restricted stock awards with respect to 13,110, 13,225, 14,474, 14,320, 14,320 and 14,800 shares, respectively, are scheduled to vest.

(6)
Reflects the maximum number of shares subject to RSUs (including the additional shares potentially issuable as a result of the peer group adjustment) scheduled to vest in 2024 upon satisfaction of market and/or performance based conditions.

Option Exercises and Stock Vested
The following table discloses information with respect to the shares of restricted stock and shares underlying RSUs that vested in 2021:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Jeffrey A. Gould	36,355	588,140
George Zweier	19,000	308,130
Mitchell Gould	25,750	411,790
David W. Kalish	27,938	457,719
Matthew J. Gould	36,355	588,140
(1)
Includes 23,125, 12,500, 13,750, 20,938 and 23,125 shares, with a value realized upon vesting of $389,425, $210,500, $231,550, $352,579 and $263,125, issued to Messrs. J. Gould, Zweier, Mitchell Gould, Kalish and Matthew J. Gould, respectively, upon satisfaction of total stockholder return and peer group adjustment conditions underlying RSUs granted in 2016.

Pay Ratio
We provide below a reasonable estimate of the relationship of the annual total compensation of Jeffrey A. Gould, our Chief Executive Officer and President, to the median annual total compensation of our employees (other than the CEO). For 2021:
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $1,991,288;
•	the median annual total compensation of all our employees (other than our CEO) was $649,344; and
•	our CEO’s annual total compensation was 3.07 times that of the median of the annual total compensation of all our employees (other than our CEO).
In calculating this estimate, we included as our employees as of the December 31, 2021 measurement date, only those individuals to whom we are required by the Internal Revenue Code of 1986, as amended, to issue a Form W-2. We identified our median employee by calculating our employees’ total annual compensation in the same manner that the CEO’s total annual compensation is calculated for the Summary Compensation Table.
Companies adopt a variety of methodologies and apply various assumptions in presenting this ratio. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Introduction
Israel Rosenzweig, Chairman of our Board, is a Senior Vice President of One Liberty Properties, Inc. (“One Liberty”) and a Senior Vice President of the managing general partner of Gould Investors. (One Liberty and Gould Investors are described below). He is the father of Steven Rosenzweig, Senior Vice President – Legal of BRT and an executive officer of the managing general partner of Gould Investors and Alon Rosenzweig, our employee. One Liberty and Gould Investors are further described below. Fredric H. Gould, a director and former Chairman of our Board, is Vice Chairman of the Board of Directors of One Liberty. He is the father of Matthew J. Gould and Jeffrey A. Gould. Jeffrey A. Gould, a director and our President and Chief Executive Officer, is a Senior Vice President and a director of One Liberty, a Senior Vice President and director of the managing general partner of Gould Investors and, a member of a limited liability company which is the other general partner of Gould Investors. Matthew J. Gould, a director and our Senior Vice President, is the Chairman of the Board of Directors of One Liberty, Chairman of the Board of the managing general partner of Gould Investors and serves as director of a trust that is a member of a limited liability company which is the other general partner of Gould Investors. He is also an executive officer of Majestic Property. David W. Kalish, Isaac Kalish and Mark H. Lundy, each of whom is an executive officer of our company, are executive officers of One Liberty Properties and of the managing general partner of Gould Investors. Messrs. D. Kalish and Lundy are also officers of Majestic Property. David W. Kalish is the father of Isaac Kalish.
One Liberty is a real estate investment trust listed on the New York Stock Exchange that is engaged in the ownership of a diversified portfolio of income-producing real properties that are net leased to tenants. Gould Investors is a limited partnership that owns and operates a diversified portfolio of real estate and invests in other companies active in the real estate and finance industries. Gould Investors currently beneficially owns approximately 16.1% of our outstanding shares of common stock.
Related Party Transactions
Our 2020 and 2021 Equity Awards and Equity Incentive Awards
The grant date fair value of the equity awards (i.e., restricted stock in 2020 and 2021 and RSUs in 2021) granted in 2020 and 2021, respectively, are as follows: Fredric H. Gould— $200,022 and $735,107; Steven Rosenzweig— $62,681 and $391,658; Mark H. Lundy—$228,429 and $664,936; Israel Rosenzweig—$53,340 and $414,764; Isaac Kalish –$155,394 and $540,254; and Alon Rosenzweig—$152,775 and $439,478. The grant date fair value of these awards was calculated in the manner described in note 4 of the Summary Compensation Table and excludes, with respect to the RSUs, the effect of the peer group adjustment. These amounts reflect our accounting expense for these awards and do not correspond to the actual value, if, any that may be realized by these individuals.
Services
For performing Services in 2020 and 2021, the following executive officers or directors received, and it is anticipated will receive for performing Services in 2022, respectively, the compensation indicated: Fredric H. Gould, $210,000, $210,000 and $210,000; Steven Rosenzweig, $268,700, $268,700 and $298,147; Isaac Kalish, $273,525, $273,525 and $287,201; Israel Rosenzweig, $60,800, $60,800 and $63,840; Mark H. Lundy, $110,250, $110,250 and $110,250. See “Executive Compensation—General” and, for information regarding named executive officers compensated for performing Services, see “Executive Compensation—Summary Compensation Table.”
Shared Services Agreement
We and certain related entities, including Gould Investors, One Liberty Properties, and Majestic Property Management, occupy common office space and share certain services and personnel in common. The allocation of these general and administrative expenses among these entities is computed in accordance with a shared services agreement based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity to such agreement. In 2020 and 2021, the amount of general and administrative expenses allocated to us represents approximately 21.7% and 21.3%, respectively, of the total expenses allocated to all entities which are parties to the shared services agreement. Specifically, in 2020 and

2021, we paid $761,000 and $641,000, respectively, for common general and administrative expenses, including telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. Other than the executive officers identified in the Summary Compensation Table, Isaac Kalish and Steven Rosenzweig were the only executive officers engaged by us on a part-time basis in 2020 and 2021whose salary, bonus and benefits allocated to us in either of such years exceeded $120,000. The amounts allocated to us in 2020 and 2021 for the services of Isaac Kalish were $152,080 and $113,889, respectively and Steven Rosenzweig were $311,010 and $268,234, respectively.
We obtain certain insurance (primarily property insurance) with Gould Investors and its affiliates and in 2020 and 2021, we reimbursed Gould Investors $39,000 and $61,000 respectively, for our share of insurance premiums.
Majestic Property
Majestic Property, which is wholly-owned by Fredric H. Gould, provides real property management services, real estate brokerage, and construction supervision services for us and affiliated entities, as well as companies that are non-affiliated entities. In 2020 and 2021, we paid Majestic Property fees of $33,000 and 31,000, respectively, representing, in the aggregate, less than 1.0% of the revenues of Majestic Property for each such period. Each of Fredric H. Gould, Jeffrey A. Gould, Matthew J. Gould, David W. Kalish, Mark H. Lundy, Israel Rosenzweig, Steven Rosenzweig, and Isaac Kalish received compensation from Majestic Property for such periods, which compensation is not included in the Summary Compensation Table. The fees paid by us to Majestic Property and the expenses reimbursed to Gould Investors under the shared services agreement were reviewed by our audit committee. These individuals also receive compensation from other entities wholly-owned by Fredric H. Gould and parties to the shared services agreement, none of which provided services to us or received compensation from us in 2020 or 2021.
Miscellaneous
Alon Rosenzweig received compensation of $435,790 and $723,997 in 2020 and 2021, respectively (including $209,449 and $208,559 in base salary for 2020 and 2021, respectively, bonuses of $24,700 and $27,000 for 2020 and 2021, respectively, which were paid in 2021 and 2022, respectively, and $152,775 and $439,478 for 2020 and 2021, respectively, of awards of restricted stock and RSUs) and participated in the welfare and other benefit plans generally made available to our employees.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
General
The audit committee and the board of directors is seeking ratification of the appointment of Ernst &Young LLP (“E&Y”), as our independent registered public accounting firm for 2022. A representative of E&Y is expected to be present at our annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
We are not required to have our stockholders ratify the selection of E&Y as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether to retain E&Y, but may, in its discretion, decide to retain such firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our interest.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.
Audit and Other Fees
The following table presents, except as otherwise indicated, fees (including expenses) for E&Y’s services in 2021 and 2020:
	2021	2020(2)
Audit fees(1)	$582,079	$488,500
Audit-related fees	—	—
Tax fees	17,000	16,480
All other fees	—	—
Total fees	$599,079	$504,980
(1)
Includes fees for the audit of our annual consolidated financial statements, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with a registration statement filed with the SEC.

(2)	The fees of our prior auditor, BDO USA, LLP (“BDO”), for the portion of 2020 in which it served as our independent auditor, are omitted. See “ – Change in Auditors.”
Approval Policy for Audit and Non-Audit Services
The audit committee annually reviews and approves the retention of our independent registered public accounting firm for each fiscal year and the audit of our financial statements for such fiscal year, including the fee associated with the audit. In addition, the audit committee approves the provision of tax related and other non-audit services. Any fees for the audit and any fees for non-audit services in excess of those approved by the audit committee must receive the prior approval of the audit committee.
Proposals for any non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the audit committee.
For 2021, the audit committee pre-approved all of the audit, tax and non-audit services rendered by our independent registered public accounting firm.
Change in Auditors
On June 18, 2020, we dismissed BDO as our independent registered public accounting firm and retained E&Y as our new independent registered public accounting firm. These decisions were approved by our audit committee.
BDO’s reports on our consolidated financial statements for the fiscal years ended December 31, 2019 and September 30, 2018 (the “Applicable Fiscal Years”), did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO, in its report dated May 15, 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), issued an adverse opinion (the “Adverse Opinion”) on the effectiveness of our internal controls over financial reporting due to our failure to design and maintain effective internal controls over the accounting for real estate ventures in accordance with Accounting Standards Codification Topic 810 (“Consolidation”) (the “Consolidation Standard”).
During the Applicable Fiscal Years and the subsequent interim period through June 18, 2020, there were no (i) disagreements (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference thereto in its reports on our consolidated financial statements for such periods nor (ii) reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the Adverse Opinion and the disagreement with BDO described below.
With respect to the disagreement with BDO, we had, for several years (other than the year ended December 31, 2019), presented most of our non-wholly owned multi-family real estate ventures (the “Ventures”) in our financial statements on a consolidated basis, as opposed to the equity method of accounting, and BDO had issued unqualified audit opinions on such financial statements. Prior to the filing of our 2019 Annual Report, we and BDO discussed whether the Ventures satisfied the Consolidation Requirements or should be presented as equity method investments. We determined that three of the Ventures should not be presented on a consolidated basis and sought guidance from the Office of the Chief Accountant of the SEC with respect to whether the remaining Ventures satisfied the Consolidation Standard. Based on the guidance we received from the SEC, and with BDO’s concurrence, on May 15, 2020, we filed reports (including the 2019 Annual Report) with the SEC, which restated certain prior period financial statements to present the accounts and operations of all of the Ventures on an unconsolidated basis as equity method investments.
Our audit committee discussed with BDO the financial statement presentation to be afforded to our Ventures and we have authorized BDO to respond fully to the inquiries of E&Y concerning the subject matter of this disagreement.
We provided BDO with a copy of the disclosure we are making in this proxy statement. BDO previously furnished to us a letter addressed to the SEC stating whether it agrees with the statements made in the Form 8-K filed by us on June 24, 2020 (the “Current Report”). A copy of BDO’s letter is attached as Exhibit 16.1 to the Current Report.
During the Applicable Fiscal Years and the subsequent interim periods through June 23, 2020, neither we nor anyone on our behalf consulted E&Y on (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on our consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The role of the audit committee is to, among other things, select and engage our independent registered public accounting firm and to oversee and monitor our financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of our internal controls. It is management’s responsibility to prepare financial statements in accordance with generally accepted accounting principles and for the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.
In performing its duties, the audit committee:
•	reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2021 (the “Audited Financial Statements”) with management and E&Y;
•	discussed with E&Y the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”);
•	received from E&Y the written disclosures and the letter from E&Y regarding E&Y’s independence required by the applicable requirements of the PCAOB, and discussed with such firm its independence; and
•
based on the reviews and discussions referred to above, the audit committee recommended that the Audited Financial Statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Louis C. Grassi (Chairman)
Gary Hurand
Elie Weiss

BRT APARTMENTS CORP. 2022 INCENTIVE PLAN
(PROPOSAL 3)
Highlights of the Plan
Set forth below are some of the highlights of the Plan:
•
Options, restricted stock, restricted stock units, and performance based awards may be granted to acquire up to an aggregate of 1,000,000 shares of common stock and dividend equivalent rights may be granted in tandem with RSUs and certain other performance based awards;

•	A non-management director may not be granted awards with respect to more than 10,000 shares in any year;
•	Options may not be granted at an exercise price per share that is less than 100% of the fair market value per share on the date of the grant;
•
Participants may not be granted more than 100,000 shares in any year pursuant to each type of award other than with respect to stock options as to which no more than 50,000 shares may be granted in each year;

•
Provides for a default two-year cliff vesting schedule; and we anticipate that, consistent with past practice, new awards of restricted stock and RSUs will be subject to five-year and three-year cliff vesting, respectively, and, for RSUs, satisfaction of market and/or performance conditions;

•	No default “single-trigger” vesting of awards; and
•
Without stockholder approval, we will not (i) reprice, replace or regrant, an outstanding option either in connection with the cancellation of such option or by amending an award agreement to lower the exercise price of such option, (ii) cancel outstanding options in exchange for cash or other awards; and (iii) repurchase outstanding unvested restricted stock or unvested RSUs in exchange for cash.

General
The Board has approved, subject to stockholder approval, the adoption of the BRT Apartments Corp. 2022 Incentive Plan. The Board believes that granting equity based compensation is an important component of our compensation structure. The purpose of the Plan is to motivate, retain and attract employees, officers and directors of experience and ability and to further our financial success by aligning the interests of participants in the Plan, through the ownership of shares of common stock, with the interests of our stockholders.
As of the close of business on the record date, an aggregate of 1,144,717 shares of restricted stock and shares subject to RSUs (i.e., 934,342 shares of restricted stock and 210,375 shares subject to RSUs, including 23,375 shares subject to the peer group adjustment) issued pursuant to the Prior Plans are outstanding. Approximately 20% of the outstanding restricted stock granted under the Prior Plans vests annually in approximately equal amounts (i.e., each award of restricted stock vests, with specified exceptions, five years after the grant) and, subject to satisfaction of performance and/or market based conditions, the shares subject to RSUs granted under the 2020 Plan vest in 2024. See “Executive Compensation – Long-Term Equity and Long-Term Equity Incentive Awards” and “Executive Compensation – Outstanding Equity Awards at Fiscal Year End.” There are 314,128 shares available to be awarded pursuant to our 2020 Incentive Plan, which we refer to as the 2020 Plan, and if stockholders adopt the Plan, no further awards will be made under the 2020 Plan. The closing price of a share of our common stock on the New York Stock Exchange on April 13, 2022 was $23.44.
The following summary of major features of the Plan is qualified in its entirety by reference to the actual text of the Plan, set forth as Annex A.
Shares Subject to the Plan
The total number of shares available for grant under the Plan will not exceed 1,000,000 shares. The Plan authorizes the discretionary grant of (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, (ii) non-qualified stock options, (iii) restricted stock, (iv) restricted stock units, (v) dividend equivalent rights and (vi) performance-based awards. The shares available for issuance under the Plan will be authorized but unissued common shares. Shares related to awards that are forfeited, cancelled, terminated or expire unexercised will be available for grant under the Plan. Neither shares tendered by a participant to pay the exercise price of an award, nor any shares withheld by us for taxes, will be available for future grants under the Plan. In the event of a stock dividend or stock split affecting our shares, the number of shares issuable and issued under the Plan and the number of shares covered by and the exercise price and other terms of outstanding awards will be adjusted proportionally or as otherwise determined by the compensation committee.
Administration of the Plan
The Plan will be administered by our compensation committee which, to the extent deemed necessary by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16(b) under the Exchange Act. The compensation committee has authority to administer and construe the Plan in accordance with its provisions, including the power to (a) determine persons eligible for awards, (b) prescribe the terms and conditions of awards granted under the Plan, (c) adopt rules for the administration, interpretation and application of the Plan which are consistent with the Plan and (d) establish, interpret, amend or revoke any such rules. A non-management director may not be granted awards with respect to more than 10,000 shares in any calendar year.
Options
Stock options entitle the holder to purchase a specified number of shares at a specified exercise price subject to the terms and conditions of the option grant. The purchase price per share for each stock option is determined by the compensation committee, but must be at least 100% of the fair market value per share on the date of grant. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of shares with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-qualified option. Options granted under the Plan may be exercisable for a term up to ten years. If a participant owns more than 10% of the total voting power of all classes of our shares at the time the participant is granted an incentive stock option, the purchase price per share for such option cannot be less than 110% of the fair market value per share on the date of grant and the term of such option cannot exceed five years.
Restricted Stock and RSUs
Restricted stock are shares that may not be sold, transferred, gifted, bequeathed, pledged, assigned or otherwise disposed of until the end of a specified restriction period. Restricted stock units, or RSUs, represent the right, upon satisfaction of specified conditions, to receive shares and are subject to the same restrictions on transferability applicable to restricted stock. RSUs and shares of restricted stock will be issued at the beginning of the restriction period and the compensation committee shall set restrictions and other conditions applicable to the vesting of such award, including restrictions based on the achievement of specific performance goals, time based restrictions or any other basis determined by the compensation committee.
Generally, recipients of restricted stock have the right to vote such shares and to receive and retain cash dividends and other distributions, if any, paid thereon. Recipients of RSUs are not entitled to dividends (except to the extent a dividend equivalent right is granted in tandem with an RSU) or vote with respect to the underlying shares until such units vest. Recipients of these awards will not be entitled to delivery of the stock certificate (or its equivalent) representing the shares until the applicable restrictions have been satisfied. The Plan provides that except as otherwise determined by the compensation committee, shares of restricted stock will vest in full on the second anniversary of the date of grant, subject to the recipient’s continued service with us, or upon the recipient’s earlier death, disability or retirement. Restricted stock or RSUs that do not vest as provided in the applicable award agreement will be forfeited and the recipient of such award will not have any rights after such forfeiture with respect to such award other than, with respect to shares of restricted stock, to retain dividends paid prior thereto.
Dividend Equivalent Rights
The Plan allows the compensation committee to grant dividend equivalents rights in tandem with the grant of RSUs and performance based awards (other than restricted stock and options). These rights entitle the holder to receive an amount of cash equal to the cash distributions that would have been paid on shares underlying the award to which such right relates, as if such shares were outstanding during the period beginning with the grant date (or if otherwise determined by the compensation committee, the beginning of the performance cycle) of the award to which such dividend equivalent right relates through the vesting date (or if otherwise determined by the compensation committee, the conclusion of the performance cycle) of such award. Dividend equivalents rights will only vest to the extent the related award vests.
Performance Based Awards
Performance based awards will be made by the issuance of RSUs or other awards, or a combination thereof, contingent upon the attainment, as established by the compensation committee, of one or more performance goals (described below) over a specified period. The maximum number of shares with respect to which a participant may be granted performance based awards in any calendar year is 100,000 shares.
The terms and conditions of a performance based award will provide for the vesting of the award to be contingent upon the achievement of one or more specified performance goals that the compensation committee establishes. For this purpose, “performance goals” means, for a performance cycle, the specific goals that the compensation committee establishes that may be based on one or more of the following performance criteria:
•	pre-tax income,
•	after-tax income,
•	net income (meaning net income as reflected in our financial reports for the applicable period),
•	operating income (including net operating income),
•	any one or more of cash flow, cash flow from operations, and free cash flow,
•	return on any one or more of equity, capital, invested capital and assets,
•	funds available for distribution,
•	occupancy rate at any one or more of our properties,
•	total stockholder return,
•	funds from operations (“FFO”), as computed in accordance with standards established by the National Association of Real Estate Investment Trusts,
•
adjusted FFO (i.e., adjusting FFO to give effect to any one or more of the following: straight-line rent, amortization of lease tangibles, lease termination fee income, amortization of restricted stock or other non-cash compensation expense, amortization and/or write-off of deferred financing costs, deferred mortgage and debt prepayment costs),

•	stock appreciation (meaning an increase in the price or value of the shares after the date of grant of an award and during the applicable period),
•	gains and/or losses on property sales,
•	revenues,
•	assets,
•
earnings before any one or more of the following items: interest, taxes, impairment charges, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period,

•	reduction in expense levels,
•	operating cost management and employee productivity,
•
strategic business criteria consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisition or divestitures,

•	achievement of business or operational goals such as market share and/or business development; and
•	such other metrics or criteria as the compensation committee may establish or select.

The performance goals need not be the same with respect to all participants and may be in the aggregate or on a per share basis (whether diluted or undiluted), may be based on an absolute or relative basis, may be based on our performance compared to the performance of businesses or indices specified by the compensation committee, may be compared to any prior period, may be based on a company-wide basis or in respect of any one or more business units, may be adjusted for non-controlling interests, and any one or more of the foregoing.
Amendment and Termination of the Plan
No awards may be made under the Plan on or after the tenth anniversary of the Plan’s effective date. Our Board may amend, suspend or terminate the Plan at any time for any reason provided that no amendment, suspension or termination may impair rights or obligations under any outstanding award without the participant’s consent or violate the Plan’s prohibition on repricing (i.e., the replacing or regranting of an option in connection with the cancellation of the option or by amending an award agreement to lower the exercise price of an option or the cancellation of any award in exchange for cash). The stockholders must approve any amendment: (i) if such approval is required under applicable law or stock exchange requirements; or (ii) that changes the no-repricing provisions of the Plan.
Clawbacks; Compliance with Laws; Compliance with REIT Requirements
The grant of awards and the issuance of shares under the Plan is subject to all applicable laws, rules and regulations, approvals by governmental and quasi-governmental authorities and the applicable provisions of any claw-back policy implemented by us, whether implemented prior to or after the grant of such award.
If a recipient’s relationship with us is terminated for cause (e.g., insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform such person’s duties and responsibilities and other misconduct, as determined by the compensation committee), then (i) all options (except to the extent exercised) immediately terminate and (ii) the recipient’s rights to all restricted stock, RSUs and performance share awards (except to the extent such awards have vested) are forfeited immediately.
Awards are not exercisable if such award or its exercise could cause the participant to be in violation of any restrictions on ownership and transfer of our securities, or if, in the discretion of the compensation committee, such award could otherwise impair our status as a real estate investment trust under the Code.
Change in Control
The Plan does not provide for the automatic vesting of awards upon a change in control of the Company. If the compensation committee determines that a change in control has occurred, such committee and the board of directors or other managing body of the surviving or acquiring entity may make appropriate provisions for the continuation or assumption of outstanding awards granted pursuant to the Plan, or may provide for the acceleration of vesting with respect to existing awards.
Federal Income Tax Consequences
The federal tax rules applicable to awards granted under the Plan are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a recipient resides.
Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, federal income tax is not due from a recipient upon the grant of a stock option, and a deduction is not taken by us. Under current tax laws, if a recipient exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common shares on the exercise date and the stock option exercise price. We are entitled to a corresponding deduction on our income tax return.
A recipient will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The tax treatment of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Generally, taxes are not due from the recipient or owed by us when a grant of restricted stock, RSUs or performance based awards is initially made (unless the recipient of a restricted stock award makes an election under Section 83(b) of the Code in which case it is taxed at the time of grant), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., it becomes vested or transferable), in the case of restricted stock, or when shares are issuable in connection with vesting, in the case of an RSU or performance based award. Except with respect to awards for which a Section 83(b) election is made, income tax is paid on the value of the stock units or awards at ordinary rates when the restrictions lapse, and then at capital gain rates on any additional appreciation when the shares are sold (if the applicable holding period has been satisfied). Generally, we will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient at the time the recipient recognizes such income for tax purposes.
The grant of dividend equivalents rights generally will have no federal income tax consequences for the recipient. Generally, the recipient will recognize ordinary income on the amount distributed to the recipient pursuant to such dividend equivalent rights. Generally, we will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient at the time the recipient recognizes such income for tax purposes.
Section 409A of the Code:
•	affects taxation of awards to employees but does not affect our ability to deduct deferred compensation,
•	does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date and
•	applies to RSUs, dividend equivalent rights and performance units, if payment or settlement is deferred beyond the “short-term deferral period” under the Section 409A regulations.
New Plan Benefits Table
We have not determined the type, amount or recipients of awards under the 2022 Plan. Accordingly, we provide the following table which reflects the awards granted in 2021 pursuant to the 2020 Plan to the persons and groups indicated as if such grants were made pursuant to the 2022 Plan. These awards were in the form of restricted stock that vest on a “cliff-vesting” basis five years after grant and RSUs that vest after three years subject to the achievement of market and/or performance goals. See “Executive Compensation –Grant of Plan Based Awards” for additional information regarding the equity awards granted in 2021.
Name and Position	Dollar Value(1)	Number of Units(1)
Jeffrey A. Gould, President and Chief Executive Office	1,167,161	48,652
Mitchell Gould, Executive Vice President	667,786	27,836
George Zweier, Chief Financial Officer and Vice President	636,599	26,536
David W. Kalish, Senior Vice President – Finance	891,564	37,164
Matthew J. Gould, Vice Chairman	1,167,161	48,652
Executive group (11 individuals)	9,249,488	385,556
Non-executive director group (7 individuals)	575,760	24,000
Non-executive officer and employee group (30 individuals)	2,254,292	93,968
(1)	Reflects the number of units multiplied by $23.99, the closing price of our common stock on December 31, 2021. Does not give effect to the peer group adjustment.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE BRT APARTMENTS CORP. 2022 INCENTIVE PLAN.

ADDITIONAL INFORMATION AND NOTICE OF INTERNET AVAILABILITY OF
PROXY MATERIALS
As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. Subject to applicable law, if any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment and discretionary authority to do so is conferred by the enclosed proxy. Our Conduct Code, corporate governance guidelines and the charters for our audit, compensation and nominating committees are available under the “Corporate Governance” tab at www.brtapartments.com.
This proxy statement (including the notice of meeting), the proxy card and our Annual Report are available at www.brtapartments.com/annualmeetingmaterials.pdf.
By order of the Board of Directors

S. Asher Gaffney,
Corporate Secretary

ANNEX A
BRT APARTMENTS CORP.
2022 INCENTIVE PLAN

SECTION 1
EFFECTIVE DATE AND PURPOSE
1.1 Effective Date. This Plan (as defined) shall become effective upon approval by the stockholders of the Company (as defined), as and to the extent required by the listing requirements of the New York Stock Exchange.
1.2 Purpose of the Plan. The Plan is designed to motivate, retain and attract Participants (as defined) of experience and ability and to further the financial success of the Company by aligning the interests of Participants through the ownership of Shares (as defined) with the interests of the Company’s stockholders.
SECTION 2
DEFINITIONS
The following terms shall have the following meanings (whether used in the singular or plural) unless a different meaning is plainly required by the context:
“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or a regulation thereunder shall include any regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
“Affiliate” or “Affiliates” has the meaning ascribed to such term by Rule 501 promulgated under the Securities Act of 1933, as amended.
“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights and Performance Share Awards.
“Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement (including an electronic communication) issued by the Company to a Participant describing the terms and provisions of such Award.
“Board” or “Board of Directors” means the Board of Directors of the Company, or any analogous governing body of any successor to the Company.
“Change in Control” means any of the following:
(i) the acquisition (other than from the Company) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 25% or more of (A) the then outstanding Shares or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); provided, however, the provision of this clause (i) is not applicable to acquisitions made individually, or as a group, by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould, and their respective spouses, lineal descendants and Affiliates;
(ii) individuals who, as of the date of the Award, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of such Award whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;
(iii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company outside the ordinary course of the Company’s business; or

(iv) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company’s voting Shares.
Notwithstanding the foregoing, if the term “Change in Control” is being used in a context where it is required to meet the definition of such term under Section 409A of the Code, then a “Change in Control” shall not be deemed to have occurred under the foregoing definition unless the transaction or occurrence constitutes a change in control for purposes of Section 409A of the Code.
The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.
“Committee” means the Compensation Committee of the Board or any other committee of the Board appointed to administer the Plan.
“Company” means BRT Apartments Corp., a Maryland corporation.
“Company Voting Stock” has the meaning ascribed to such term under the definition of Change in Control.
“Disability” or “Disabled” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
“Dividend Equivalent Right” means an Award granted pursuant to Section 9, entitling the Participant to receive an amount of cash equal to the cash distributions that would have been paid on the Shares specified in the Award to which such Dividend Equivalent Right relates, as if such Shares had been issued to and held by the Participant holding such Dividend Equivalent Right during the period beginning with the grant date (or if otherwise determined by the Committee, the beginning of the Performance Cycle) of the Award to which the Dividend Equivalent Right relates through the vesting date of such award (or if otherwise determined by the Committee, the conclusion of such Performance Cycle).
“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
“Fair Market Value” means, as of any given date: (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on the OTCBB or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.
“Grant Date” means, with respect to an Award, the effective date that such Award is granted to a Participant.
“Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
“Incumbent Board” has the meaning ascribed to such term under the definition of Change in Control.
“Non-management director” means a director who, in the applicable calendar year, was not compensated, directly or indirectly, by the Company, any Subsidiary or any of their Affiliates, other than compensation for service as a director or as a member of any committee of the Board.
“Non-qualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
“Participant” means an officer, employee, director or consultant of the Company or any of its Subsidiaries.

“Performance-Based Award” means an Award granted pursuant to Section 8 of the Plan.
“Performance Criteria” shall mean any, a combination of, or all of the following: (i) pre-tax income, (ii) after-tax income, (iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period), (iv) operating income (including net operating income), (v) cash flow, cash flow from operations, free cash flow and any one or more of the foregoing, (vi) return on any one or more of equity, capital, invested capital and assets, (vii) funds available for distribution, (viii) occupancy rate at any one or more of the Company’s or its Subsidiaries’ properties, (ix) total stockholder return, (x) funds from operations (“FFO”), as computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), (xi) adjusted FFO (i.e., adjusting FFO to give effect to any one or more of the following: straight-line rent, amortization of lease intangibles, lease termination fee income, amortization of restricted stock or other non-cash compensation expense, amortization and/or write-off of deferred financing costs, deferred mortgage costs and debt prepayment costs), (xii) stock appreciation (meaning an increase in the price or value of the Shares after the date of grant of an award and during the applicable period), (xiii) revenues, (xiv) assets, (xv) earnings before any one or more of the following items: interest, taxes, impairment charges, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, (xvi) gains or losses on sales of properties, (xvii) reduction in expense levels, (xviii) operating cost management and employee productivity, (xix) strategic business criteria consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisition or divestitures; (xx) achievement of business or operational goals such as market share and/or business development, and (xxi) such other metrics or criteria as the Committee may establish or select. Performance Criteria need not be the same with respect to all Participants and may be established on an aggregate or per share basis (diluted or undiluted), may be based on performance compared to performance by businesses or indices specified by the Committee, may be compared to any prior period, may be based on a company-wide basis or in respect of any one or more business units, may be measured on an absolute or relative basis, may be adjusted for non-controlling interests, and any one or more of the foregoing. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.
“Performance Cycle” means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participants right to and the payment of a Restricted Stock Award, Restricted Stock Unit, Option or Performance Share Award.
“Performance Goals” means for a Performance Cycle, the applicable Performance Criteria.
“Period of Restriction” means the period during which an Award granted hereunder is subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.
“Plan” means the BRT Apartments Corp. 2022 Incentive Plan, as set forth in this instrument, and as hereafter amended from time to time.
“Restricted Stock” means an Award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.
“Restricted Stock Unit” or “RSU” means an Award of a right to receive one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.
“Retirement” means (i) a director who has attained the age of 65 years who resigns or retires from the Board or does not stand for re-election to the Board and has served continuously as a director of the Company for not less than six consecutive years, and (ii) an officer or employee of, or consultant to, the Company or one of its Subsidiaries who has attained the age of 65 years who resigns or retires from the Company or one of its Subsidiaries and has served in any such capacity with the Company or one of its Subsidiaries for not less than ten consecutive years at the time of retirement or resignation.
“Shares” means the shares of common stock, $0.01 par value per share, of the Company, or any other security of the Company determined by the Committee pursuant to Section 5.3.

“Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) any partnership or limited liability company of which 50% or more of the capital and profit interests is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, or (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.
SECTION 3
ELIGIBILITY
3.1 Participants. Awards may be granted in the discretion of the Committee to officers, employees, directors of, or consultants to the Company or its Subsidiaries.
3.2 Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.
SECTION 4
ADMINISTRATION
4.1 The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.
4.2 Authority of the Committee. Subject to applicable law, the Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) construe and interpret the Plan, the Awards and any Award Agreement, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (e) establish, interpret, amend or revoke any such rules, and (f) in its sole discretion, provide for acceleration of vesting, exercisability or payment of any Award, including but not limited to in connection with a Change in Control. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company to the extent permitted by law.
4.3 Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
4.4 Limitation on Awards Granted to Non-management directors. The maximum number of Shares issuable pursuant to Awards that may be granted to a Non-management director in any calendar year shall not exceed 10,000 Shares.
SECTION 5
SHARES SUBJECT TO THE PLAN
5.1 Number of Shares. Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 1,000,000 Shares. The Shares available for issuance under the Plan shall be authorized but unissued Shares of the Company.
5.2 Lapsed Awards. Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, cancelled, terminated or expire unexercised, shall be available for grant under the Plan. Shares that are tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant’s payment of tax withholding liability, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall not be available for grant under the Plan.
5.3 Adjustments in Awards and Authorized Shares. In the event of a stock dividend or stock split, the number of Shares subject to the Plan, outstanding Awards and the numerical amounts set forth in Sections 5, 6, 7 and 8 shall automatically be adjusted proportionally, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination or other similar change in the structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5, 6, 7 and 8, proportionally, or in such other manner as the Committee shall determine to be advisable or appropriate. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the ability to grant or the qualification of Incentive Stock Options under the Plan or subject the Participant to taxes, penalties and interest imposed under section 409A(a)(1) of the Code.
5.4 Restrictions on Transferability. The Committee may impose such restrictions on any Award, Award of Shares or Shares acquired pursuant to an Award as it deems advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.
SECTION 6
STOCK OPTIONS
6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The maximum aggregate number of Shares underlying Options granted in any one calendar year to an individual Participant is 50,000.
6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, any conditions on exercise of the Option and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of a Change in Control or termination of employment by the Participant.
6.3 Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.
6.4 Expiration of Options. Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of (i) the date(s) for termination of the Option set forth in the Award Agreement or (ii) the expiration of ten (10) years from the Grant Date. Subject to such limits, the Committee shall provide in each Award Agreement when each Option expires and becomes un-exercisable. Except as set forth in an Award Agreement or as provided by the Committee, upon Retirement of a Participant, an Option may be exercised by such Participant to the extent it was exercisable on the effective date of the Retirement and shall be exercisable for a period of six months from the effective date of such Retirement, but not later than the expiration of the maximum term such Option. The Committee may not, after an Option is granted, extend the maximum term of the Option.
6.5 Exercisability of Options. Options granted under the Plan shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option.

6.6 Payment. Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may permit exercise (a) by the Participant tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) the Participant tendering a combination of cash and previously acquired Shares equal to total Exercise Price (the Shares tendered being valued at Fair Market Value at the time of exercise), or (c) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver, or cause to be delivered, to the Participant, evidence of such Participant’s ownership of such Shares. No right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised until the records of the Company or its transfer agent reflect the issuance of such Shares. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the records of the Company or its transfer agent reflect the issuance of the Shares upon exercise of the Options.
6.7 Certain Additional Provisions for Incentive Stock Options.
(a) Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, any parent and its Subsidiaries) shall not exceed $100,000. The portion of the Option which is in excess of the $100,000 limitation shall be treated as a Non-Qualified Option pursuant to Section 422(d)(1) of the Code.
(b) Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are officers or other employees of the Company or a Subsidiary on the Grant Date.
(c) Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Participant who (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the term of such Incentive Stock Option shall be no more than five years from the Grant Date.
6.8 Restriction on Transfer. Except as otherwise determined by the Committee or as set forth in the Award Agreement, no Option may be transferred, gifted, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. Upon the death or Disability of a Participant, an Option may be exercised by the duly appointed personal representative of the deceased Participant or in the event of a Disability by the Participant or the duly appointed attorney-in-fact, guardian or custodian of the Disabled Participant to the extent the Option was exercisable on the date of death or the date of Disability and shall be exercisable for a period of six months from the date of death or the date of Disability.
6.9 Repricing of Options. Without stockholder approval, (i) the Company will not reprice, replace or regrant an outstanding Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option, and (ii) the Company will not cancel outstanding Options in exchange for cash or other Awards.
6.10 Voting Rights. A Participant shall have no voting rights with respect to any Options granted hereunder.
SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or RSUs to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares of Restricted Stock and/or RSUs to be granted to each Participant and the time when each Award shall be granted. No more than 100,000 Shares of each of Restricted Stock and Shares underlying RSUs may be granted to any individual Participant in any one calendar year.

7.2 Restricted Stock and RSU Agreements. Each Award of Restricted Stock and RSUs shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, the number of Shares subject to an RSU, any applicable Performance Goals and Performance Cycle, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant or termination of the Participant’s relationship with the Company as a director, officer or consultant.
7.3 Transferability. Except as otherwise determined by the Committee or as set forth in the Award Agreement, Shares of Restricted Stock and RSUs (including Shares underlying RSUs) may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction and the satisfaction, in whole or in part, of any applicable Performance Goals within the applicable Performance Cycle. Without stockholder approval, the Company will not, except as otherwise provided for in the Plan, repurchase outstanding unvested Restricted Stock or unvested RSUs in exchange for cash.
7.4 Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock and RSUs (including Shares underlying RSUs) as it may deem advisable or appropriate in accordance with this Section 7.4.
(a) General Restrictions. The Committee may set one or more restrictions based upon (a) the achievement of specific Performance Goals, (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other restrictions determined by the Committee, including the occurrence of a Change in Control. Unless otherwise provided in an Award Agreement, the Period of Restriction shall be two (2) year cliff vesting period, with accelerated full vesting upon death, Disability or Retirement.
(b) Methods of Implementing Restrictions. The Committee may take such action as it, in its sole discretion, deems appropriate to give notice to the Participant of, and implement, the restrictions imposed pursuant to Section 7.
7.5 Removal of Restrictions. After the end of the Period of Restriction, the Shares (including the Shares underlying the RSUs) shall be freely transferable by the Participant, subject to any other restrictions on transfer (including without limitation, limitations imposed pursuant to the Company’s organizational documents) which may apply to such Shares.
7.6 Voting Rights. Participants holding (a) Shares of Restricted Stock shall have voting rights during the Period of Restriction and (b) RSUs shall not have voting rights during the Period of Restriction.
7.7 Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding (a) Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Shares during the Period of Restriction and (b) except to the extent a Dividend Equivalent Right is granted in tandem with an RSU, RSUs shall not be entitled to receive any dividends or other distributions paid with respect to the underlying Shares during the Period of Restriction.
SECTION 8
PERFORMANCE-BASED AWARDS
8.1 Performance-Based Awards. Participants selected by the Committee may be granted one or more Performance Awards in the form of Options, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights or Performance Share Awards payable upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over a Performance Cycle as determined by the Committee. The Committee shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;

provided, however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Participant. Performance Awards, other than Dividend Equivalent Rights, shall be paid in Shares.
8.2 Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Participant, the Committee shall select, within the first 180 days of the beginning of a Performance Cycle, the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including, if applicable, a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Participants.
8.3 Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.
8.4 Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Cycle is 100,000 Shares (subject to adjustment as provided in Section 5.3 hereof).
SECTION 9
DIVIDEND EQUIVALENT RIGHTS
9.1 Dividend Equivalent-Rights. A Dividend Equivalent Right may be granted hereunder to any Participant only in tandem with an Award of RSUs or a Performance Based Award (other than an Award of Restricted Stock or Options). The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement which shall provide that such Dividend Equivalent Right shall (i) not be sold, transferred, gifted, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily (provided, that if permitted by the Committee, a Participant may designate a beneficiary to receive any proceeds of Dividend Equivalent Rights upon the Participant’s death), and (ii) be settled upon settlement or payment of, or lapse of restrictions on, the Award to which it relates, and such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such Award.
SECTION 10
AMENDMENT, TERMINATION, AND DURATION
10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
10.2 Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 10.1, shall remain in effect until the tenth anniversary of the effective date of the Plan.
SECTION 11
TAX WITHHOLDING
11.1 Withholding Requirements. Prior to the delivery of any Shares pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required or appropriate to be withheld with respect to such Award (or the exercise or vesting thereof).
11.2 Withholding Arrangements. The Company, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company, Shares then owned by the Participant. The amount of the withholding requirement shall be deemed to include any amount that the Company agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
SECTION 12
MISCELLANEOUS
12.1 Deferrals. To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted or required to defer receipt of the delivery of Shares that would otherwise be due to such Participant under an Award, other than an Option, any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.
12.2 Termination for Cause. If a Participant’s employment or relationship with the Company or a Subsidiary shall be terminated for cause by the Company or such Subsidiary during the Restriction Period or prior to the exercise of any Option (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement or Award Agreement to which such Participant is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform his duties and responsibilities for any reason (other than illness or incapacity) and other misconduct of any kind, as determined by the Committee), then, (i) all Options (whether or not then vested and exercisable) shall immediately terminate and (ii) such Participant’s rights to all Restricted Stock, RSUs, Dividend Equivalent Rights and Performance Share Awards shall be forfeited immediately.
12.3 No Effect on Employment or Service; Types of Service Recognized. Nothing in the Plan, any Award or any Award Agreement, and no action of the Committee, shall confer or be construed to confer on any Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be. Except as set forth in the following sentence, for purposes of the Plan and any Award, service as an employee, officer, director or consultant shall be recognized; references in the Plan and any Award Agreement to employment shall be construed more broadly to refer to service as an employee, officer, director or consultant. Notwithstanding the preceding sentence, for purposes of Incentive Stock Options, references in the Plan or any Award Agreement to employment shall be construed as referring only to employment, and not to other forms of service.
12.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, or the purchase of all or substantially all of the business or assets of the Company.
12.5 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise or vesting thereof), unless and until the issuance of such Shares shall have been recorded on the records of the Company or its transfer agents or registrars.
12.6 Uncertificated Shares. Notwithstanding any provision of the Plan to the contrary, the ownership of Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates, and to the extent that the Plan, applicable law or the Company’s organizational documents, require or contemplate the imposition of a legend or other notation on one or more certificates evidencing Shares or an Award, the Committee shall have the sole discretion to determine the manner in which such legend or notation is implemented.

12.7 Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
12.8 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12.9 Requirements of Law; Claw-Back Policies. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time, and shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law (including the requirements of a national securities exchange).
12.10 Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
12.11 Real Estate Investment Trust. No Award shall be granted or awarded and, with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled, to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of any restrictions on ownership and transfer of the Company’s securities set forth in its articles of incorporation or other governing instrument or organizational documents, as amended, and in effect from time to time, or if, in the discretion of the Committee, the grant, vesting, exercise or settlement of such award could otherwise impair the Company’s status as a real estate investment trust under the Code.
12.12 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland and applicable federal law.
12.13 Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.
12.14 Section 409A of the Code.
(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Committee may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 12.14 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s employment or other service provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s employment or other service provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
12.15. Section 280G of the Code. Notwithstanding any provision of this Plan to the contrary, if any payment or benefit that a Participant would otherwise receive from the Company pursuant to an Award under the Plan or otherwise (a “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below). The “Reduced Amount” will be either (1) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (2) the entire Payment, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in Participant’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction is to be made, the Payment or Payments to which reduction will apply will based on the date as of which the Payment is due, starting with the Payment due latest. In no event will the Company be liable to a Participant for any amounts not paid as a result of the operation of this paragraph (other than for the Company’s obligations to pay the Reduced Amount or the entire Payment, as applicable). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from the Excise Tax, and the Participant shall be responsible for payment of any Excise Tax (if applicable).

0

BRT APARTMENTS CORP.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 8, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark H. Lundy and Asher Gaffney, and each of them, as proxies for the undersigned, each with the power to act without the other and with the power appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of BRT Apartments Corp., a Maryland corporation (the “Company”), to be held on June 8, 2022 at 9:00 AM New York City time, and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of such meeting and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

BRT APARTMENTS CORP.

June 8, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and 2021 Annual Report to Stockholders are available at www.brtapartments.com/annualmeetingmaterials.pdf

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000333333030000000 0 060822

The Board of Directors recommends a vote "FOR" all nominees listed below and "FOR" proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of five Directors, as described more fully in the accompanying proxy statement.

NOMINEES:

	FOR	AGAINST	ABSTAIN
Carol Cicero	☐	☐	☐
Matthew J. Gould	☐	☐	☐
Louis C. Grassi	☐	☐	☐
Israel Rosenzweig	☐	☐	☐
Jeffrey Rubin	☐	☐	☐
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
3. A proposal to approve the Company's 2022 Incentive Plan.	☐	☐	☐

4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed above. If no direction is made, this Proxy will be voted FOR all nominees named in the accompanying proxy statement and FOR proposals 2 and 3. If any nominee named in this Proxy is unable or unwilling to serve as a director, this Proxy will be voted FOR any other nominee designated by the Board of Directors. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign, date and return this card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy and insert the date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

BRT APARTMENTS CORP.

June 8, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM New York City time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and 2021 Annual Report to Stockholders are available at www.brtapartments.com/annualmeetingmaterials.pdf

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone, in person or the Internet.

00000333333030000000 0 060822

The Board of Directors recommends a vote "FOR" all nominees listed below and "FOR" proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of five Directors, as described more fully in the accompanying proxy statement.

NOMINEES:

	FOR	AGAINST	ABSTAIN
Carol Cicero	☐	☐	☐
Matthew J. Gould	☐	☐	☐
Louis C. Grassi	☐	☐	☐
Israel Rosenzweig	☐	☐	☐
Jeffrey Rubin	☐	☐	☐
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
3. A proposal to approve the Company's 2022 Incentive Plan.	☐	☐	☐

4. **The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.**

This Proxy, when properly executed, will be voted in the manner directed above. If no direction is made, this Proxy will be voted FOR all nominees named in the accompanying proxy statement and FOR proposals 2 and 3. If any nominee named in this Proxy is unable or unwilling to serve as a director, this Proxy will be voted FOR any other nominee designated by the Board of Directors. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign, date and return this card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy and insert the date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.